Exhibit 99.1

3Q 2024

SUPPLEMENTAL INFORMATION PACKAGE

COPT DEFENSE PROPERTIES

COPT Defense Properties
Supplemental Information + Earnings Release - Unaudited
For the Period Ended 9/30/24

OVERVIEW	Summary Description	1
	Equity Research Coverage	2
	Selected Financial Summary Data	3
	Selected Portfolio Data	5

FINANCIAL STATEMENTS	Consolidated Balance Sheets	6
	Consolidated Statements of Operations	7
	Funds from Operations	8
	Diluted Share + Unit Computations	9
	Adjusted Funds from Operations	10
	EBITDAre + Adjusted EBITDA	11

PORTFOLIO INFORMATION	Properties by Segment	12
	Consolidated Real Estate Revenues + NOI by Segment	13
	Cash NOI by Segment	14
	NOI from Real Estate Operations + Occupancy by Property Grouping	15
	Same Property Average Occupancy Rates by Segment	16
	Same Property Period End Occupancy Rates by Segment	16
	Same Property Real Estate Revenues + NOI by Segment	17
	Same Property Cash NOI by Segment	18
	Leasing	19
	Lease Expiration Analysis	21
	2025 Defense/IT Portfolio Quarterly Lease Expiration Analysis	23
	Top 20 Tenants	24

INVESTING ACTIVITY	Operating Property Acquisitions	25
	Summary of Development Projects	26
	Development Placed in Service	27
	Summary of Land Owned/Controlled	28

CAPITALIZATION	Capitalization Overview	29
	Summary of Outstanding Debt	30
	Debt Analysis	32
	Consolidated Real Estate Joint Ventures	33
	Unconsolidated Real Estate Joint Ventures	34	Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

RECONCILIATIONS + DEFINITIONS	Supplementary Reconciliations of Non-GAAP Measures	35
	Definitions	38

EARNINGS RELEASE		i

COPT Defense Properties
Summary Description
THE COMPANY
COPT Defense Properties (the “Company” or “COPT Defense”), an S&P MidCap 400 Company, is a self-managed real estate investment trust (“REIT”) focused on owning, operating and developing properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions (which we refer to herein as our Defense/IT Portfolio). Our tenants include the USG and their defense contractors, who are primarily engaged in priority national security activities, and who generally require mission-critical and high security property enhancements. The ticker symbol under which our common shares are publicly traded on the New York Stock Exchange is “CDP”. As of September 30, 2024, our Defense/IT Portfolio of 194 properties, including 24 owned through unconsolidated joint ventures, encompassed 22.2 million square feet and was 96.5% leased.

MANAGEMENT	Stephen E. Budorick, President + CEO	INVESTOR RELATIONS	Venkat Kommineni, VP
	Britt A. Snider, EVP + COO		443.285.5587 | venkat.kommineni@copt.com
Anthony Mifsud, EVP + CFO
Michelle Layne, Manager
443.285.5452 | michelle.layne@copt.com

CORPORATE CREDIT RATING
Fitch: BBB- Stable | Moody’s: Baa3 Stable | S&P: BBB- Stable

DISCLOSURE STATEMENT
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements and we undertake no obligation to update or supplement any forward-looking statements.  The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023.

1	3Q 2024 Supplemental Information Package

COPT Defense Properties
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
BTIG	Tom Catherwood	212.738.6410	tcatherwood@btig.com
Citigroup Global Markets	Michael Griffin	212.816.5871	michael.a.griffin@citi.com
Evercore ISI	Steve Sakwa	212.446.9462	steve.sakwa@evercoreisi.com
Green Street	Dylan Burzinski	949.640.8780	dburzinski@greenstreet.com
Jefferies & Co.	Peter Abramowitz	212.336.7241	pabramowitz@jefferies.com
JP Morgan	Tony Paolone	212.622.6682	anthony.paolone@jpmorgan.com
Truist Securities	Michael Lewis	212.319.5659	michael.r.lewis@truist.com
Wedbush Securities	Richard Anderson	212.938.9949	richard.anderson@wedbush.com
Wells Fargo Securities	Blaine Heck	410.662.2556	blaine.heck@wellsfargo.com

With the exception of Green Street, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through FactSet. Any opinions, estimates or forecasts the above analysts make regarding COPT Defense’s future performance are their own and do not represent the views, estimates or forecasts of COPT Defense’s management.

2	3Q 2024 Supplemental Information Package

COPT Defense Properties
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended					Nine Months Ended
SUMMARY OF RESULTS	Refer.	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
Net income (loss)	7	$37,397	$36,407	$33,671	$34,820	$(221,207)	$107,475	$(109,167)
NOI from real estate operations	13	$105,526	$105,410	$101,657	$98,656	$96,494	$312,593	$285,421
Same Property NOI	17	$98,651	$98,672	$95,403	$94,854	$95,039	$292,726	$281,985
Same Property cash NOI	18	$97,104	$97,614	$91,619	$89,493	$88,793	$286,337	$263,173
Adjusted EBITDA	11	$99,236	$98,592	$95,841	$93,934	$90,260	$293,669	$266,747
FFO per NAREIT	8	$76,460	$75,346	$72,799	$72,360	$70,016	$224,605	$208,865
Diluted AFFO avail. to common share and unit holders	10	$52,592	$61,435	$59,269	$54,280	$64,122	$173,803	$148,741
Dividend per common share	N/A	$0.295	$0.295	$0.295	$0.285	$0.285	$0.885	$0.855

Per share - diluted:
EPS	9	$0.32	$0.31	$0.29	$0.30	$(1.94)	$0.92	$(0.96)
FFO - Nareit	9	$0.65	$0.64	$0.62	$0.62	$0.60	$1.92	$1.79
FFO - as adjusted for comparability	9	$0.65	$0.64	$0.62	$0.62	$0.60	$1.92	$1.79

Numerators for diluted per share amounts:
Diluted EPS	7	$35,981	$35,022	$32,480	$33,552	$(217,179)	$103,489	$(108,214)
Diluted FFO available to common share and unit holders	8	$74,905	$74,280	$71,892	$70,913	$68,512	$221,584	$204,486
Diluted FFO available to common share and unit holders, as adjusted for comparability	8	$74,974	$74,360	$71,969	$71,100	$68,593	$221,810	$204,813

3	3Q 2024 Supplemental Information Package

COPT Defense Properties
Selected Financial Summary Data (continued)
(in thousands, except ratios)

	Page	As of or for Three Months Ended					As of and for Nine Months Ended
PAYOUT RATIOS AND CAPITALIZATION	Refer.	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
GAAP
Payout ratio:
Net income	N/A	90.7%	93.1%	100.7%	93.7%	N/A	94.6%	N/A

Capitalization and debt ratios:
Total assets	6	$4,234,302	$4,219,338	$4,232,895	$4,246,966	$4,239,257
Total equity	6	$1,532,595	$1,530,506	$1,526,046	$1,523,755	$1,525,873
Debt per balance sheet	6	$2,390,839	$2,389,925	$2,416,873	$2,416,287	$2,415,783
Debt to assets	32	56.5%	56.6%	57.1%	56.9%	57.0%	N/A	N/A
Net income to interest expense ratio	32	1.8x	1.8x	1.6x	1.7x	N/A	1.7x	N/A
Debt to net income ratio	32	16.0x	16.4x	17.9x	17.3x	N/A	N/A	N/A

Non-GAAP
Payout ratios:
Diluted FFO	N/A	44.9%	45.3%	46.8%	45.7%	47.3%	45.6%	47.6%
Diluted FFO - as adjusted for comparability	N/A	44.9%	45.3%	46.7%	45.6%	47.3%	45.5%	47.5%
Diluted AFFO	N/A	64.0%	54.8%	56.8%	59.7%	50.6%	58.1%	65.4%

Capitalization and debt ratios:
Total Market Capitalization	29	$5,897,659	$5,289,664	$5,218,681	$5,377,815	$5,172,058
Total Equity Market Capitalization	29	$3,482,187	$2,873,744	$2,774,450	$2,932,815	$2,726,295
Net debt	37	$2,432,567	$2,367,180	$2,372,747	$2,328,941	$2,293,005
Net debt to adjusted book	32	40.8%	40.5%	40.9%	40.6%	40.5%	N/A	N/A
Adjusted EBITDA fixed charge coverage ratio	32	4.8x	4.7x	4.5x	4.4x	4.6x	4.7x	4.9x
Net debt to in-place adj. EBITDA ratio	32	6.1x	6.0x	6.1x	6.1x	6.2x	N/A	N/A
Net debt adjusted for fully-leased investment properties to in-place adj. EBITDA ratio	32	5.9x	5.9x	6.0x	6.0x	5.9x	N/A	N/A

4	3Q 2024 Supplemental Information Package

COPT Defense Properties
Selected Portfolio Data (1)

	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23
# of Properties
Total Portfolio	202	201	201	198	196
Consolidated Portfolio	178	177	177	174	172
Defense/IT Portfolio	194	193	193	190	188
Same Property	189	189	189	189	189

% Occupied
Total Portfolio	93.1%	93.6%	93.6%	94.2%	94.1%
Consolidated Portfolio	91.6%	92.2%	92.2%	92.9%	92.7%
Defense/IT Portfolio	95.0%	95.5%	95.6%	96.2%	95.9%
Same Property	93.6%	93.5%	93.5%	93.8%	93.8%

% Leased
Total Portfolio	94.8%	94.9%	94.9%	95.3%	95.1%
Consolidated Portfolio	93.6%	93.8%	93.8%	94.3%	94.0%
Defense/IT Portfolio	96.5%	96.7%	96.8%	97.2%	97.0%
Same Property	95.1%	95.0%	95.0%	95.1%	94.9%

Square Feet (in thousands)
Total Portfolio	24,316	24,135	24,137	23,859	23,479
Consolidated Portfolio	20,021	19,839	19,841	19,563	19,184
Defense/IT Portfolio	22,174	21,993	21,993	21,719	21,339
Same Property	22,224	22,224	22,224	22,224	22,224
(1)Except for the Consolidated Portfolio, includes properties owned through unconsolidated real estate joint ventures (see page 34).

5	3Q 2024 Supplemental Information Package

COPT Defense Properties
Consolidated Balance Sheets
(in thousands)

	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23
Assets
Properties, net:
Operating properties, net	$3,289,959	$3,257,822	$3,272,452	$3,246,806	$3,148,434
Development and redevelopment in progress, including land (1)	108,077	106,709	76,931	82,972	141,854
Land held (1)	206,652	171,062	168,495	173,900	177,909
Total properties, net	3,604,688	3,535,593	3,517,878	3,503,678	3,468,197
Property - operating right-of-use assets	40,523	40,899	40,368	41,296	40,487
Cash and cash equivalents	34,478	100,443	123,144	167,820	204,238
Investment in unconsolidated real estate joint ventures	39,720	40,148	40,597	41,052	41,495
Accounts receivable, net	42,240	46,963	50,088	48,946	40,211
Deferred rent receivable	159,182	156,123	153,788	149,237	142,041
Lease incentives, net	63,034	63,744	61,150	61,331	60,506
Deferred leasing costs, net	71,815	72,156	70,902	70,057	68,033
Investing receivables, net	83,536	84,087	82,523	81,512	87,535
Prepaid expenses and other assets, net	95,086	79,182	92,457	82,037	86,514
Total assets	$4,234,302	$4,219,338	$4,232,895	$4,246,966	$4,239,257
Liabilities and equity
Liabilities:
Debt	$2,390,839	$2,389,925	$2,416,873	$2,416,287	$2,415,783
Accounts payable and accrued expenses	134,112	122,202	111,981	133,315	135,605
Rents received in advance and security deposits	33,213	33,485	37,557	35,409	32,063
Dividends and distributions payable	33,915	33,908	33,906	32,644	32,645
Deferred revenue associated with operating leases	37,660	37,199	34,019	29,049	24,590
Property - operating lease liabilities	33,615	33,818	33,141	33,931	32,940
Other liabilities	15,917	15,530	16,406	18,996	17,936
Total liabilities	2,679,271	2,666,067	2,683,883	2,699,631	2,691,562
Redeemable noncontrolling interests	22,436	22,765	22,966	23,580	21,822
Equity:
COPT Defense’s shareholders’ equity:
Common shares	1,127	1,127	1,126	1,126	1,125
Additional paid-in capital	2,493,340	2,489,931	2,487,468	2,489,989	2,489,717
Cumulative distributions in excess of net income	(1,005,260)	(1,008,087)	(1,009,964)	(1,009,318)	(1,010,885)
Accumulated other comprehensive income	58	3,614	3,849	2,115	6,094
Total COPT Defense’s shareholders’ equity	1,489,265	1,486,585	1,482,479	1,483,912	1,486,051
Noncontrolling interests in subsidiaries:
Common units in the Operating Partnership	28,918	29,470	29,214	25,502	25,337
Other consolidated entities	14,412	14,451	14,353	14,341	14,485
Total noncontrolling interests in subsidiaries	43,330	43,921	43,567	39,843	39,822
Total equity	1,532,595	1,530,506	1,526,046	1,523,755	1,525,873
Total liabilities, redeemable noncontrolling interests and equity	$4,234,302	$4,219,338	$4,232,895	$4,246,966	$4,239,257
(1)Refer to pages 26 and 28 for detail.

6	3Q 2024 Supplemental Information Package

COPT Defense Properties
Consolidated Statements of Operations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
Revenues
Lease revenue	$170,549	$165,619	$165,433	$160,337	$155,268	$501,601	$459,510
Other property revenue	2,014	1,466	1,230	1,225	1,339	4,710	3,731
Construction contract and other service revenues	16,662	20,258	26,603	18,167	11,949	63,523	42,012
Total revenues	189,225	187,343	193,266	179,729	168,556	569,834	505,253
Operating expenses
Property operating expenses	68,881	63,410	66,746	64,577	61,788	199,037	182,808
Depreciation and amortization associated with real estate operations	38,307	38,161	38,351	36,735	37,620	114,819	112,215
Construction contract and other service expenses	16,127	19,612	26,007	17,167	11,493	61,746	40,249
Impairment losses	—	—	—	—	252,797	—	252,797
General and administrative expenses	8,157	8,591	8,378	8,240	7,582	25,126	22,865
Leasing expenses	2,341	2,462	2,187	2,308	2,280	6,990	6,624
Business development expenses and land carry costs	918	979	1,182	797	714	3,079	1,935
Total operating expenses	134,731	133,215	142,851	129,824	374,274	410,797	619,493
Interest expense	(20,376)	(20,617)	(20,767)	(20,383)	(17,798)	(61,760)	(50,759)
Interest and other income, net	3,324	2,884	4,122	5,659	2,529	10,330	6,928
Gain on sales of real estate	—	—	—	—	—	—	49,392
Income (loss) before equity in income (loss) of unconsolidated entities and income taxes	37,442	36,395	33,770	35,181	(220,987)	107,607	(108,679)
Equity in income (loss) of unconsolidated entities	85	26	69	(240)	(68)	180	(21)
Income tax expense	(130)	(14)	(168)	(121)	(152)	(312)	(467)
Net income (loss)	37,397	36,407	33,671	34,820	(221,207)	107,475	(109,167)
Net (income) loss attributable to noncontrolling interests:
Common units in the Operating Partnership	(711)	(694)	(608)	(576)	3,691	(2,013)	1,882
Other consolidated entities	(601)	(599)	(454)	(592)	1,329	(1,654)	164
Net income (loss) attributable to common shareholders	$36,085	$35,114	$32,609	$33,652	$(216,187)	$103,808	$(107,121)
Amount allocable to share-based compensation awards	(104)	(92)	(129)	(100)	(992)	(319)	(1,093)
Numerator for diluted EPS	$35,981	$35,022	$32,480	$33,552	$(217,179)	$103,489	$(108,214)

7	3Q 2024 Supplemental Information Package

COPT Defense Properties
Funds from Operations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
Net income (loss)	$37,397	$36,407	$33,671	$34,820	$(221,207)	$107,475	$(109,167)
Real estate-related depreciation and amortization	38,307	38,161	38,351	36,735	37,620	114,819	112,215
Impairment losses on real estate	—	—	—	—	252,797	—	252,797
Gain on sales of real estate	—	—	—	—	—	—	(49,392)
Depreciation and amortization on unconsolidated real estate JVs (1)	756	778	777	805	806	2,311	2,412
FFO - per Nareit (2)	76,460	75,346	72,799	72,360	70,016	224,605	208,865
FFO allocable to other noncontrolling interests (3)	(985)	(984)	(836)	(972)	(1,059)	(2,805)	(3,006)
Basic FFO allocable to share-based compensation awards	(617)	(599)	(587)	(513)	(481)	(1,803)	(1,427)
Basic FFO available to common share and common unit holders (2)	74,858	73,763	71,376	70,875	68,476	219,997	204,432
Redeemable noncontrolling interests	—	471	469	—	—	1,446	(58)
Diluted FFO adjustments allocable to share-based compensation awards	47	46	47	38	36	141	112
Diluted FFO available to common share and common unit holders - per Nareit (2)	74,905	74,280	71,892	70,913	68,512	221,584	204,486
Executive transition costs	69	81	77	188	82	227	330
Diluted FFO comparability adjustments allocable to share-based compensation awards	—	(1)	—	(1)	(1)	(1)	(3)
Diluted FFO available to common share and common unit holders, as adjusted for comparability (2)	$74,974	$74,360	$71,969	$71,100	$68,593	$221,810	$204,813

(1)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.
(2)Refer to the section entitled “Definitions” for a definition of this measure.
(3)Pertains to noncontrolling interests in consolidated real estate JVs reported on page 33.

8	3Q 2024 Supplemental Information Package

COPT Defense Properties
Diluted Share + Unit Computations
(in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
EPS Denominator:
Weighted average common shares - basic	112,314	112,293	112,231	112,199	112,196	112,279	112,170
Dilutive effect of share-based compensation awards	696	492	509	432	—	566	—
Weighted average common shares - diluted	113,010	112,785	112,740	112,631	112,196	112,845	112,170
Diluted EPS	$0.32	$0.31	$0.29	$0.30	$(1.94)	$0.92	$(0.96)

Weighted Average Shares for period ended:
Common shares	112,314	112,293	112,231	112,199	112,196	112,279	112,170
Dilutive effect of share-based compensation awards	696	492	509	432	429	566	422
Common units	1,696	1,703	1,625	1,514	1,520	1,675	1,508
Redeemable noncontrolling interests	—	926	947	—	—	873	51
Denominator for diluted FFO per share and as adjusted for comparability	114,706	115,414	115,312	114,145	114,145	115,393	114,151
Weighted average common units	(1,696)	(1,703)	(1,625)	(1,514)	(1,520)	(1,675)	(1,508)
Redeemable noncontrolling interests	—	(926)	(947)	—	—	(873)	(51)
Dilutive effect of additional share-based compensation awards	—	—	—	—	(429)	—	(422)
Denominator for diluted EPS	113,010	112,785	112,740	112,631	112,196	112,845	112,170
Diluted FFO per share - Nareit (1)	$0.65	$0.64	$0.62	$0.62	$0.60	$1.92	$1.79
Diluted FFO per share - as adjusted for comparability (1)	$0.65	$0.64	$0.62	$0.62	$0.60	$1.92	$1.79
(1)Refer to the section entitled “Definitions” for a definition of this measure.

9	3Q 2024 Supplemental Information Package

COPT Defense Properties
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
Diluted FFO available to common share and common unit holders, as adjusted for comparability (1)	$74,974	$74,360	$71,969	$71,100	$68,593	$221,810	$204,813
Straight line rent adjustments and lease incentive amortization	613	3,788	3,473	313	12,882	7,874	6,205
Amortization of intangibles and other assets included in NOI	211	211	122	26	26	544	24
Share-based compensation, net of amounts capitalized	2,617	2,564	2,645	2,318	2,280	7,826	6,226
Amortization of deferred financing costs	671	681	685	681	639	2,037	1,899
Amortization of net debt discounts, net of amounts capitalized	1,032	1,023	1,014	1,004	750	3,069	1,990
Replacement capital expenditures (1)	(27,824)	(21,250)	(20,776)	(21,498)	(21,122)	(69,850)	(71,996)
Other	298	58	137	336	74	493	(420)
Diluted AFFO available to common share and common unit holders (“diluted AFFO”) (1)	$52,592	$61,435	$59,269	$54,280	$64,122	$173,803	$148,741

Replacement capital expenditures (1)
Tenant improvements and incentives	$18,772	$15,045	$12,776	$7,850	$14,457	$46,593	$67,062
Building improvements	6,694	5,705	4,953	14,762	6,307	17,352	11,214
Leasing costs	3,013	3,110	3,590	2,440	1,902	9,713	7,194
Net additions to (exclusions from) tenant improvements and incentives	728	(1,040)	316	(189)	(813)	4	(11,981)
Excluded building improvements and leasing costs	(1,383)	(1,570)	(859)	(3,365)	(731)	(3,812)	(1,493)
Replacement capital expenditures	$27,824	$21,250	$20,776	$21,498	$21,122	$69,850	$71,996
(1)Refer to the section entitled “Definitions” for a definition of this measure.

10	3Q 2024 Supplemental Information Package

COPT Defense Properties
EBITDAre + Adjusted EBITDA
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
Net income (loss)	$37,397	$36,407	$33,671	$34,820	$(221,207)	$107,475	$(109,167)
Interest expense	20,376	20,617	20,767	20,383	17,798	61,760	50,759
Income tax expense	130	14	168	121	152	312	467
Real estate-related depreciation and amortization	38,307	38,161	38,351	36,735	37,620	114,819	112,215
Other depreciation and amortization	614	564	608	619	615	1,786	1,826
Impairment losses on real estate	—	—	—	—	252,797	—	252,797
Gain on sales of real estate	—	—	—	—	—	—	(49,392)
Adjustments from unconsolidated real estate JVs	1,759	1,709	1,671	1,911	1,743	5,139	5,006
EBITDAre (1)	98,583	97,472	95,236	94,589	89,518	291,291	264,511
Credit loss expense (recoveries)	38	436	22	(1,288)	372	496	677
Business development expenses	557	603	630	445	313	1,790	948
Executive transition costs	69	81	430	188	82	580	636
Net gain on other investments	(11)	—	(477)	—	(25)	(488)	(25)
Adjusted EBITDA (1)	99,236	98,592	95,841	93,934	90,260	$293,669	$266,747
Pro forma NOI adjustment for property changes within period	—	—	813	1,341	1,647
Change in collectability of deferred rental revenue	—	27	—	(198)	—
In-place adjusted EBITDA (1)	$99,236	$98,619	$96,654	$95,077	$91,907
(1)Refer to the section entitled “Definitions” for a definition of this measure.

11	3Q 2024 Supplemental Information Package

COPT Defense Properties
Properties by Segment - 9/30/24
(square feet in thousands)

	# of Properties	Operational Square Feet	% Occupied	% Leased
Defense/IT Portfolio:
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	34	4,292	98.9%	99.4%
Howard County	36	3,063	91.0%	92.3%
Other	23	1,725	92.0%	95.4%
Total Fort Meade/BW Corridor	93	9,080	94.9%	96.2%
Northern Virginia (“NoVA”) Defense/IT	16	2,500	90.5%	92.9%
Lackland AFB (San Antonio, Texas)	9	1,143	93.0%	100.0%
Navy Support	22	1,273	83.3%	89.3%
Redstone Arsenal (Huntsville, Alabama)	24	2,475	94.7%	95.6%
Data Center Shells:
Consolidated Properties	6	1,408	100.0%	100.0%
Unconsolidated JV Properties (1)	24	4,295	100.0%	100.0%
Total Defense/IT Portfolio	194	22,174	95.0%	96.5%
Other	8	2,142	73.4%	76.2%
Total Portfolio	202	24,316	93.1%	94.8%
Consolidated Portfolio	178	20,021	91.6%	93.6%
(1)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.

(2)Refer to the section entitled “Definitions” for a definition of this measure.

12	3Q 2024 Supplemental Information Package

COPT Defense Properties
Consolidated Real Estate Revenues + NOI by Segment
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
Consolidated real estate revenues
Defense/IT Portfolio:
Fort Meade/BW Corridor	$80,056	$77,715	$78,068	$74,758	$73,350	$235,839	$215,303
NoVA Defense/IT	22,083	20,601	21,426	20,410	20,333	64,110	60,003
Lackland Air Force Base	16,879	16,447	16,411	17,861	16,193	49,737	49,393
Navy Support	8,068	8,240	8,226	8,405	8,190	24,534	24,233
Redstone Arsenal	18,332	17,017	16,808	14,971	13,768	52,157	40,160
Data Center Shells-Consolidated	9,029	9,600	8,457	7,654	6,811	27,086	19,790
Total Defense/IT Portfolio	154,447	149,620	149,396	144,059	138,645	453,463	408,882
Other	18,116	17,465	17,267	17,503	17,962	52,848	54,359
Consolidated real estate revenues (1)	$172,563	$167,085	$166,663	$161,562	$156,607	$506,311	$463,241

NOI from real estate operations (2)
Defense/IT Portfolio:
Fort Meade/BW Corridor	$52,127	$53,078	$50,178	$48,894	$48,134	$155,383	$141,379
NoVA Defense/IT	12,831	11,671	12,164	11,972	12,433	36,666	36,848
Lackland Air Force Base	7,719	7,650	7,723	7,708	7,626	23,092	22,930
Navy Support	3,984	4,607	4,600	4,783	4,257	13,191	13,241
Redstone Arsenal	11,869	11,296	11,016	10,157	8,820	34,181	25,826
Data Center Shells:
Consolidated properties	7,475	7,509	7,514	6,966	6,133	22,498	17,775
COPT Defense’s share of unconsolidated real estate JVs	1,844	1,735	1,740	1,671	1,675	5,319	4,988
Total Defense/IT Portfolio	97,849	97,546	94,935	92,151	89,078	290,330	262,987
Other	7,677	7,864	6,722	6,505	7,416	22,263	22,434
NOI from real estate operations (1)	$105,526	$105,410	$101,657	$98,656	$96,494	$312,593	$285,421
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

13	3Q 2024 Supplemental Information Package

COPT Defense Properties
Cash NOI by Segment
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
Cash NOI from real estate operations (1)
Defense/IT Portfolio:
Fort Meade/BW Corridor	$49,998	$51,017	$47,117	$46,173	$45,513	$148,132	$134,902
NoVA Defense/IT	13,223	12,452	12,933	12,881	12,765	38,608	36,830
Lackland Air Force Base	8,218	8,124	8,186	8,114	7,913	24,528	23,747
Navy Support	4,000	4,656	4,503	5,008	4,621	13,159	14,555
Redstone Arsenal	9,730	9,034	6,308	4,869	4,861	25,072	13,556
Data Center Shells:
Consolidated properties	6,739	6,748	6,688	5,868	4,904	20,175	15,201
COPT Defense’s share of unconsolidated real estate JVs	1,565	1,481	1,477	1,400	1,396	4,523	4,132
Total Defense/IT Portfolio	93,473	93,512	87,212	84,313	81,973	274,197	242,923
Other	7,656	7,869	6,723	6,536	7,400	22,248	22,333
Cash NOI from real estate operations (2)	$101,129	$101,381	$93,935	$90,849	$89,373	$296,445	$265,256
(1)Refer to the section entitled “Definitions” for a definition of this measure.
(2)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.

14	3Q 2024 Supplemental Information Package

COPT Defense Properties
NOI from Real Estate Operations + Occupancy by Property Grouping - 9/30/24
(dollars and square feet in thousands)

	As of Period End						NOI from Real Estate Operations (3)
	# of Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)
Property Grouping							Three Months Ended	Nine Months Ended
Defense/IT Portfolio:
Same Property: (2)
Consolidated properties	160	16,535	94.8%	96.5%	$569,703	84.4%	$89,733	$266,937
Unconsolidated real estate JV	21	3,547	100.0%	100.0%	6,414	0.9%	1,405	4,001
Total Same Property in Defense/IT Portfolio	181	20,082	95.8%	97.1%	576,117	85.3%	91,138	270,938
Properties Placed in Service (4)	8	1,062	90.9%	91.3%	26,979	4.0%	5,860	17,216
Other unconsolidated JV properties (5)	3	748	100.0%	100.0%	1,414	0.2%	399	1,283
Acquired properties (6)	2	282	39.8%	68.3%	4,074	0.6%	452	893
Total Defense/IT Portfolio	194	22,174	95.0%	96.5%	608,584	90.1%	97,849	290,330
Other	8	2,142	73.4%	76.2%	66,816	9.9%	7,677	22,263
Total Portfolio	202	24,316	93.1%	94.8%	$675,400	100.0%	$105,526	$312,593
Consolidated Portfolio	178	20,021	91.6%	93.6%	$667,572	98.8%	$103,682	$307,274
(1)Percentages calculated based on operational square feet.
(2)Refer to the section entitled “Definitions” for a definition of this measure.
(3)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(4)Newly developed or redeveloped properties placed in service that were not fully operational by 1/1/23.
(5)Includes three data center shell properties in which we sold ownership interests and retained 10% interests through unconsolidated real estate JVs in 2023.
(6)Includes office properties acquired in 2024 (see page 25).

15	3Q 2024 Supplemental Information Package

COPT Defense Properties
Same Property (1) Average Occupancy Rates by Segment
(square feet in thousands)

	# of Properties	Operational Square Feet	Three Months Ended					Nine Months Ended
			9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
Defense/IT Portfolio:
Fort Meade/BW Corridor	91	8,692	96.0%	96.1%	96.2%	96.2%	95.8%	96.1%	94.5%
NoVA Defense/IT	16	2,500	90.7%	88.5%	87.9%	88.5%	89.8%	89.0%	90.1%
Lackland Air Force Base	8	1,062	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,244	83.7%	85.6%	85.6%	87.8%	87.2%	85.0%	87.9%
Redstone Arsenal	20	2,049	97.6%	96.8%	97.7%	97.4%	93.5%	97.4%	91.3%
Data Center Shells:
Consolidated properties	4	988	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	21	3,547	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Portfolio	181	20,082	95.8%	95.6%	95.7%	95.9%	95.5%	95.7%	94.8%
Other	8	2,142	73.1%	72.9%	72.0%	73.9%	75.2%	72.7%	76.3%
Total Same Property	189	22,224	93.6%	93.4%	93.4%	93.8%	93.5%	93.5%	93.0%

Same Property (1) Period End Occupancy Rates by Segment (square feet in thousands)
	# of Properties	Operational Square Feet
			9/30/24	6/30/24	3/31/24	12/31/23	9/30/23
Defense/IT Portfolio:
Fort Meade/BW Corridor	91	8,692	95.7%	96.0%	96.1%	96.3%	96.1%
NoVA Defense/IT	16	2,500	90.5%	89.2%	88.2%	88.9%	89.5%
Lackland Air Force Base	8	1,062	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,244	83.9%	85.2%	86.4%	88.0%	87.4%
Redstone Arsenal	20	2,049	97.8%	96.8%	97.5%	97.7%	95.7%
Data Center Shells:
Consolidated properties	4	988	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	21	3,547	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Portfolio	181	20,082	95.8%	95.7%	95.8%	96.0%	95.8%
Other	8	2,142	73.4%	73.4%	72.5%	73.2%	75.4%
Total Same Property	189	22,224	93.6%	93.5%	93.5%	93.8%	93.8%
(1)Includes properties stably owned and 100% operational since at least 1/1/23.

16	3Q 2024 Supplemental Information Package

COPT Defense Properties
Same Property Real Estate Revenues + NOI by Segment
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
Same Property real estate revenues
Defense/IT Portfolio:
Fort Meade/BW Corridor	$77,279	$74,921	$76,082	$74,008	$73,350	$228,282	$215,296
NoVA Defense/IT	22,084	20,600	21,426	20,411	20,333	64,110	60,002
Lackland Air Force Base	16,879	16,447	16,411	17,860	16,193	49,737	49,394
Navy Support	7,913	8,085	8,073	8,251	8,035	24,071	23,770
Redstone Arsenal	15,214	14,317	14,311	13,861	13,520	43,842	39,632
Data Center Shells-Consolidated	6,543	6,658	6,427	6,186	6,205	19,628	18,783
Total Defense/IT Portfolio	145,912	141,028	142,730	140,577	137,636	429,670	406,877
Other	16,069	15,446	15,262	15,500	15,953	46,777	48,707
Same Property real estate revenues	$161,981	$156,474	$157,992	$156,077	$153,589	$476,447	$455,584

Same Property NOI from real estate operations (“NOI”)
Defense/IT Portfolio:
Fort Meade/BW Corridor	$50,090	$50,953	$48,330	$48,239	$48,134	$149,373	$141,379
NoVA Defense/IT	12,832	11,670	12,164	11,972	12,433	36,666	36,848
Lackland Air Force Base	7,724	7,650	7,723	7,708	7,625	23,097	22,930
Navy Support	3,903	4,536	4,522	4,702	4,177	12,961	12,980
Redstone Arsenal	9,661	9,281	9,321	9,148	8,665	28,263	25,481
Data Center Shells:
Consolidated properties	5,523	5,527	5,527	5,538	5,539	16,577	16,836
COPT Defense’s share of unconsolidated real estate JVs	1,405	1,295	1,301	1,233	1,236	4,001	3,713
Total Defense/IT Portfolio	91,138	90,912	88,888	88,540	87,809	270,938	260,167
Other	7,513	7,760	6,515	6,314	7,230	21,788	21,818
Same Property NOI (1)	$98,651	$98,672	$95,403	$94,854	$95,039	$292,726	$281,985
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.

17	3Q 2024 Supplemental Information Package

COPT Defense Properties
Same Property Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
Same Property cash NOI from real estate operations (“cash NOI”)
Defense/IT Portfolio:
Fort Meade/BW Corridor	$49,676	$50,605	$47,052	$46,267	$45,513	$147,333	$134,902
NoVA Defense/IT	13,223	12,452	12,933	12,882	12,764	38,608	36,829
Lackland Air Force Base	8,223	8,124	8,186	8,114	7,913	24,533	23,747
Navy Support	3,922	4,589	4,429	4,932	4,545	12,940	14,310
Redstone Arsenal	8,353	7,962	6,412	4,966	4,953	22,727	13,739
Data Center Shells:
Consolidated properties	5,029	5,013	4,984	4,960	4,865	15,026	14,884
COPT Defense’s share of unconsolidated real estate JVs	1,268	1,185	1,183	1,108	1,106	3,636	3,293
Total Defense/IT Portfolio	89,694	89,930	85,179	83,229	81,659	264,803	241,704
Other	7,410	7,684	6,440	6,264	7,134	21,534	21,469
Same Property cash NOI (1)	$97,104	$97,614	$91,619	$89,493	$88,793	$286,337	$263,173
Percentage change in total Same Property cash NOI (1)(2)	9.4%					8.8%
Percentage change in Defense/IT Portfolio Same Property cash NOI (2)	9.8%					9.6%

(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Represents the change between the current period and the same period in the prior year.

18	3Q 2024 Supplemental Information Package

COPT Defense Properties
Leasing (1)(2)
Three Months Ended 9/30/24
(square feet in thousands)

	Defense/IT Portfolio
	Ft Meade/BW Corridor	NoVA Defense/IT	Lackland Air Force Base	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Portfolio	Other	Total
Renewed Space
Leased Square Feet	435	16	—	84	40	43	618	8	626
Expiring Square Feet	449	34	—	116	48	43	690	25	715
Vacating Square Feet	15	17	—	32	8	—	72	16	88
Retention Rate (% based upon square feet)	96.7%	47.9%	—%	72.3%	83.8%	100.0%	89.6%	33.7%	87.6%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$1.70	$2.78	$—	$2.80	$8.45	$0.56	$2.24	$2.96	$2.25
Weighted Average Lease Term in Years	4.1	4.7	—	3.4	4.1	5.0	4.1	6.1	4.1
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$37.03	$34.06	$—	$24.47	$27.57	$34.64	$34.46	$45.47	$34.61
Expiring Straight-line Rent	$32.78	$32.68	$—	$21.57	$24.94	$13.15	$29.37	$41.12	$29.53
Change in Straight-line Rent	13.0%	4.2%	—%	13.5%	10.5%	163.4%	17.3%	10.6%	17.2%
Cash Rent Per Square Foot
Renewal Cash Rent	$36.12	$36.42	$—	$24.37	$26.83	$33.01	$33.70	$45.85	$33.87
Expiring Cash Rent	$36.05	$37.90	$—	$24.00	$26.63	$14.36	$32.34	$47.76	$32.54
Change in Cash Rent	0.2%	(3.9%)	—%	1.5%	0.8%	129.9%	4.2%	(4.0%)	4.1%
Compound Annual Growth Rate	2.2%	2.4%	—%	3.8%	1.0%	11.7%	3.0%	2.2%	3.0%
Average Escalations Per Year	2.6%	2.5%	—%	2.5%	2.4%	3.0%	2.6%	2.8%	2.6%
New Leases
Investment Space (3)
Leased Square Feet	—	—	80	—	—	—	80	—	80
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$—	$—	$4.21	$—	$—	$—	$4.21	$—	$4.21
Weighted Average Lease Term in Years	—	—	9.5	—	—	—	9.5	—	9.5
Straight-line Rent Per Square Foot	$—	$—	$47.80	$—	$—	$—	$47.80	$—	$47.80
Cash Rent Per Square Foot	$—	$—	$44.32	$—	$—	$—	$44.32	$—	$44.32
Vacant Space
Leased Square Feet	23	16	—	59	20	—	119	4	123
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$6.18	$12.42	$—	$36.29	$6.47	$—	$22.14	$12.34	$21.83
Weighted Average Lease Term in Years	12.1	9.2	—	5.2	4.9	—	7.0	8.7	7.1
Straight-line Rent Per Square Foot	$32.71	$33.16	$—	$60.29	$28.08	$—	$45.79	$44.27	$45.74
Cash Rent Per Square Foot	$31.93	$32.85	$—	$59.79	$26.96	$—	$45.16	$42.75	$45.08
Total Square Feet Leased	458	32	80	143	60	43	817	12	829
Average Escalations Per Year	2.4%	2.6%	3.0%	2.0%	2.5%	3.0%	2.5%	2.8%	2.5%
Average Escalations Excl. Data Center Shells									2.3%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.
(3)Includes leasing associated with development properties and operating property acquisitions (see definition on page 42).

19	3Q 2024 Supplemental Information Package

COPT Defense Properties
Leasing (1)(2)
Nine Months Ended 9/30/24
(square feet in thousands)

	Defense/IT Portfolio
	Ft Meade/BW Corridor	NoVA Defense/IT	Lackland Air Force Base	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Portfolio	Other	Total
Renewed Space
Leased Square Feet	1,141	404	—	260	132	43	1,981	78	2,058
Expiring Square Feet	1,280	434	—	366	158	43	2,281	161	2,442
Vacating Square Feet	139	30	—	105	25	—	300	84	383
Retention Rate (% based upon square feet)	89.1%	93.0%	—%	71.2%	83.9%	100.0%	86.9%	48.1%	84.3%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$2.61	$3.52	$—	$1.86	$3.45	$0.56	$2.71	$4.04	$2.76
Weighted Average Lease Term in Years	4.0	4.1	—	3.1	2.7	5.0	3.9	7.7	4.0
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$39.36	$40.29	$—	$25.92	$26.54	$34.64	$36.82	$34.32	$36.73
Expiring Straight-line Rent	$35.37	$40.22	$—	$23.49	$24.83	$13.15	$33.61	$33.50	$33.61
Change in Straight-line Rent	11.3%	0.2%	—%	10.3%	6.9%	163.4%	9.6%	2.5%	9.3%
Cash Rent Per Square Foot
Renewal Cash Rent	$38.50	$41.06	$—	$26.07	$26.11	$33.01	$36.44	$34.34	$36.36
Expiring Cash Rent	$38.16	$41.93	$—	$26.00	$25.85	$14.36	$35.99	$38.16	$36.07
Change in Cash Rent	0.9%	(2.1%)	—%	0.3%	1.0%	129.9%	1.3%	(10.0%)	0.8%
Compound Annual Growth Rate	2.6%	2.3%	—%	0.6%	1.5%	11.7%	2.4%	2.0%	2.4%
Average Escalations Per Year	2.6%	1.8%	—%	2.5%	2.5%	3.0%	2.4%	1.8%	2.4%
New Leases
Investment Space (3)
Leased Square Feet	—	—	80	—	10	—	90	—	90
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$—	$—	$4.21	$—	$3.14	$—	$4.09	$—	$4.09
Weighted Average Lease Term in Years	—	—	9.5	—	5.3	—	9.0	—	9.0
Straight-line Rent Per Square Foot	$—	$—	$47.80	$—	$23.81	$—	$45.13	$—	$45.13
Cash Rent Per Square Foot	$—	$—	$44.32	$—	$23.50	$—	$42.00	$—	$42.00
Vacant Space
Leased Square Feet	148	62	—	86	22	—	319	68	387
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$7.39	$11.31	$—	$27.62	$7.61	$—	$13.66	$7.94	$12.66
Weighted Average Lease Term in Years	8.6	7.5	—	5.2	5.1	—	7.2	10.5	7.8
Straight-line Rent Per Square Foot	$32.65	$33.24	$—	$50.11	$28.76	$—	$37.24	$42.98	$38.25
Cash Rent Per Square Foot	$31.37	$33.43	$—	$49.76	$27.63	$—	$36.51	$40.34	$37.18
Total Square Feet Leased	1,289	466	80	346	164	43	2,390	146	2,535
Average Escalations Per Year	2.5%	2.0%	3.0%	2.3%	2.6%	3.0%	2.4%	2.2%	2.4%
Average Escalations Excl. Data Center Shells									2.4%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.
(3)Includes leasing associated with development properties and operating property acquisitions (see definition on page 42).

20	3Q 2024 Supplemental Information Package

COPT Defense Properties
Lease Expiration Analysis as of 9/30/24 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Defense/IT Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Defense/IT Portfolio
Ft Meade/BW Corridor (a)	441	$19,575	3.2%	$44.39
NoVA Defense/IT	10	351	0.1%	33.78
Navy Support	58	1,052	0.2%	18.02
Redstone Arsenal	10	259	—%	26.46
2024	519	21,238	3.5%	40.87
Ft Meade/BW Corridor	1,609	62,406	10.3%	38.73
NoVA Defense/IT	88	3,072	0.5%	35.05
Lackland Air Force Base	703	45,916	7.5%	65.34
Navy Support	199	4,980	0.8%	25.05
Redstone Arsenal	265	6,371	1.0%	24.07
2025	2,864	122,745	20.2%	42.84
Ft Meade/BW Corridor	974	39,187	6.4%	40.20
NoVA Defense/IT	68	2,321	0.4%	34.28
Lackland Air Force Base	250	12,793	2.1%	51.17
Navy Support	199	6,946	1.1%	34.99
Redstone Arsenal	105	3,067	0.5%	29.14
Data Center Shells-Unconsolidated JV Properties	446	850	0.1%	19.07
2026	2,042	65,164	10.7%	39.72
Ft Meade/BW Corridor	935	36,008	5.9%	38.52
NoVA Defense/IT	190	6,487	1.1%	34.09
Navy Support	258	9,298	1.5%	35.97
Redstone Arsenal	171	4,681	0.8%	27.33
Data Center Shells-Unconsolidated JV Properties	364	523	0.1%	14.37
2027	1,918	56,997	9.4%	35.82
Ft Meade/BW Corridor	1,672	60,320	9.9%	36.03
NoVA Defense/IT	383	15,832	2.6%	41.36
Navy Support	113	2,674	0.4%	23.60
Data Center Shells-Unconsolidated JV Properties	515	889	0.1%	17.25
2028	2,683	79,715	13.1%	35.87
Thereafter
Consolidated Properties	8,059	257,159	42.3%	31.23
Unconsolidated JV Properties	2,970	5,566	0.9%	18.74
Total Defense/IT Portfolio	21,055	$608,584	100.0%	$35.08
(a)Subsequent to quarter end, we executed standstill agreements with the USG extending the expiration of 115,000 square feet within the Ft Meade/BW Corridor into 2025.

21	3Q 2024 Supplemental Information Package

COPT Defense Properties
Lease Expiration Analysis as of 9/30/24 (1) (continued)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Total Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Total Defense/IT Portfolio	21,055	$608,584	90.1%	$35.08
Other
2024	14	445	0.1%	32.47
2025	156	10,381	1.5%	28.30
2026	167	6,152	0.9%	36.75
2027	116	4,295	0.6%	36.75
2028	247	9,215	1.4%	37.13
Thereafter	871	36,328	5.4%	41.46
Total Other	1,571	66,816	9.9%	38.54
Total Portfolio	22,626	$675,400	100.0%	$35.37
Consolidated Portfolio	18,331	$667,572
Unconsolidated JV Properties	4,295	$7,828
Note: As of 9/30/24, the weighted average lease term was 5.2 years for the total portfolio, 5.1 years for the Defense/IT portfolio and 5.0 years for the consolidated portfolio.

(1)This expiration analysis reflects consolidated and unconsolidated properties and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 9/30/24. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT Defense’s ownership interest.
(2)The year of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.

22	3Q 2024 Supplemental Information Package

COPT Defense Properties
2025 Defense/IT Portfolio Quarterly Lease Expiration Analysis as of 9/30/24 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Defense/IT Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Defense IT Portfolio
Ft Meade/BW Corridor	674	$28,632	4.7%	$42.45
NoVA Defense/IT	9	295	—%	34.01
Navy Support	58	810	0.1%	13.90
Redstone Arsenal	6	173	—%	27.90
Q1 2025	747	29,910	4.8%	40.01
Ft Meade/BW Corridor	347	11,331	1.9%	32.63
NoVA Defense/IT	23	710	0.1%	30.28
Navy Support	66	2,289	0.4%	34.43
Redstone Arsenal	41	1,090	0.2%	26.64
Q2 2025	477	15,420	2.6%	32.26
Ft Meade/BW Corridor	257	10,586	1.7%	41.10
NoVA Defense/IT	28	1,027	0.2%	37.19
Lackland Air Force Base	161	7,686	1.3%	47.87
Navy Support	23	597	0.1%	25.99
Redstone Arsenal	185	4,197	0.7%	22.73
Q3 2025	654	24,093	4.0%	36.87
Ft Meade/BW Corridor	332	11,856	1.9%	35.69
NoVA Defense/IT	28	1,040	0.2%	37.26
Lackland Air Force Base	542	38,230	6.3%	70.52
Navy Support	51	1,285	0.2%	25.13
Redstone Arsenal	33	911	0.1%	27.65
Q4 2025	986	53,322	8.7%	54.06

	2,864	$122,745	20.2%	$42.84
(1)This expiration analysis reflects consolidated and unconsolidated properties and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 9/30/24.
(2)The period of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.

23	3Q 2024 Supplemental Information Package

COPT Defense Properties
Top 20 Tenants as of 9/30/24 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	Occupied Square Feet	Weighted Average Remaining Lease Term (3)
United States Government	(4)	$244,675	36.2%	5,533	3.5
Fortune 100 Company		61,261	9.1%	6,182	7.7
General Dynamics Corporation		33,282	4.9%	703	3.1
Northrop Grumman Corporation		15,112	2.2%	519	6.5
The Boeing Company		14,958	2.2%	443	2.4
CACI International Inc		14,043	2.1%	350	3.9
Peraton Corp.		13,602	2.0%	346	5.0
Booz Allen Hamilton, Inc.		12,224	1.8%	297	1.8
Fortune 100 Company		12,003	1.8%	183	10.0
Morrison & Foerster, LLP		9,631	1.4%	102	12.5
CareFirst, Inc.		9,067	1.3%	264	9.9
KBR, Inc.		7,791	1.2%	309	8.6
Amentum Holdings, LLC		7,206	1.1%	202	4.3
Yulista Holding, LLC		7,193	1.1%	368	5.2
AT&T Corporation		6,906	1.0%	321	5.0
Mantech International Corp.		6,716	1.0%	208	2.7
The University System of Maryland		6,302	0.9%	176	5.3
Wells Fargo & Company		5,855	0.9%	134	4.3
Lockheed Martin Corporation		5,789	0.9%	194	5.9
Miles & Stockbridge, P.C.		5,440	0.8%	130	4.2
Subtotal Top 20 Tenants		499,056	73.9%	16,964	5.5
All remaining tenants		176,344	26.1%	5,662	4.3
Total / Weighted Average		$675,400	100.0%	22,626	5.2

(1)For properties owned through unconsolidated real estate JVs, includes COPT Defense’s share of those properties’ ARR of $7.8 million (see page 34 for additional information).
(2)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.
(3)Weighted average remaining lease term is based on the lease term determined in accordance with GAAP. The weighting of the lease term was computed based on occupied square feet (excluding leases not associated with square feet, such as ground leases).
(4)Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 9/30/24, $5.7 million of our ARR was through the General Services Administration (GSA), representing 2.3% of our ARR from the United States Government and 0.8% of our total ARR.

24	3Q 2024 Supplemental Information Package

COPT Defense Properties
Operating Property Acquisitions
(square feet in thousands)

						% Leased
Property	Property Segment/Sub-Segment	Location	# of Properties	Operational Square Feet	Transaction Date	As of Transaction Date	As of 9/30/24	Transaction Value (in millions)
Quarter Ended 3/31/24
6841 Benjamin Franklin Drive	Fort Meade/BW Corridor	Columbia, Maryland	1	202	3/15/24	55.6%	55.6%	$15
Quarter Ended 9/30/24
3900 Rogers Road	Lackland Air Force Base	San Antonio, Texas	1	80	9/26/24	—%	100.0%	17
Year to date acquisitions through 9/30/24			2	282				$32

25	3Q 2024 Supplemental Information Package

COPT Defense Properties
Summary of Development Projects as of 9/30/24 (1)
(dollars and square feet in thousands)

		Total Rentable Square Feet	% Leased as of 9/30/24	as of 9/30/24 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service
Property and Segment/Sub-Segment	Location
Defense/IT Portfolio:
Fort Meade/BW Corridor:
400 National Business Parkway	Annapolis Junction, Maryland	138	0%	$65,100	$33,469	$—	1Q 25	1Q 26
Redstone Arsenal:
9700 Advanced Gateway	Huntsville, Alabama	50	20%	11,038	3,654	—	1Q 25	1Q 26
Data Center Shells:
Southpoint Phase 2 Bldg A	Northern Virginia	225	100%	82,500	53,389	—	4Q 24	4Q 24
MP 3	Northern Virginia	225	100%	111,800	11,222	—	3Q 25	3Q 25
Southpoint Phase 2 Bldg B	Northern Virginia	193	100%	65,000	6,343	—	4Q 25	4Q 25
Data Center Shells Subtotal / Average		643	100%	259,300	70,954	—
Total Defense/IT Portfolio Under Development		831	79%	$335,438	$108,077	$—
(1)Includes properties under, or contractually committed for, development as of 9/30/24.
(2)Cost includes land, development, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.
(3)Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

26	3Q 2024 Supplemental Information Package

COPT Defense Properties
Development Placed in Service as of 9/30/24
(square feet in thousands)

				Square Feet Placed in Service				Total Space Placed in Service % Leased as of 9/30/24
		Total Property
	Property Segment/Sub-Segment	% Leased as of 9/30/24	Rentable Square Feet	2024
Property and Location				1st Quarter	2nd Quarter	3rd Quarter	Total 2024
5300 Redstone Gateway Huntsville, Alabama	Redstone Arsenal	100%	46	46	—	—	46	100%
8100 Rideout Road Huntsville, Alabama	Redstone Arsenal	42%	128	27	—	101	128	42%
Total Development Placed in Service		57%	174	73	—	101	174	57%
% Leased as of 9/30/24				100%	N/A	26%	57%

27	3Q 2024 Supplemental Information Package

COPT Defense Properties
Summary of Land Owned/Controlled as of 9/30/24 (1)
(dollars and square feet in thousands)

Location	Acres	Estimated Developable Square Feet	Carrying Amount
Defense/IT Portfolio land owned/controlled for future development:
Fort Meade/BW Corridor:
National Business Park	144	1,483
Howard County	19	290
Other	126	1,338
Total Fort Meade/BW Corridor	289	3,111
NoVA Defense/IT	29	1,171
Navy Support	38	64
Redstone Arsenal (2)	295	3,350
Data Center Shells (3)	365	3,300
Total Defense/IT Portfolio land owned/controlled for future development	1,016	10,996	$196,999
Other land owned/controlled	53	1,538	9,653
Land held, net	1,069	12,534	$206,652

(1)This land inventory schedule includes properties under ground lease to us and excludes all properties listed as development as detailed on page 26. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”
(2)This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated JV (see page 33). As this land is developed in the future, the JV will execute site-specific leases under the master lease agreement. Lease payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.
(3)Represents land acquired in September 2024.

28	3Q 2024 Supplemental Information Package

COPT Defense Properties
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg. Maturity (Years) (1)	Stated Rate	Effective Rate (2)(3)	Amount Outstanding at 9/30/24

Debt
Secured debt	1.3	5.24%	3.18%	$70,161
Unsecured debt	5.1	3.25%	3.34%	2,345,311
Total Consolidated Debt	5.0	3.31%	3.33%	$2,415,472

Fixed-rate debt (3)	5.2	2.96%	3.33%	$2,415,472
Variable-rate debt (3)	2.9	6.56%	N/A	—
Total Consolidated Debt				$2,415,472

Common Equity
Common Shares				112,693
Common Units (4)				2,117
Total Common Shares and Units				114,810

Closing Common Share Price on 9/30/24				$30.33
Equity Market Capitalization (5)				$3,482,187

Total Market Capitalization (5)				$5,897,659
(1)Calculated assuming exercise of extension options on our Revolving Credit Facility and term loan.
(2)Excludes the effect of deferred financing cost amortization.
(3)Includes the effect of interest rate swaps with notional amounts totaling $232.7 million that hedge the risk of changes in interest rates on variable-rate debt. We had swaps in place for all of our variable-rate debt balances as of 9/30/24.
(4)Includes certain unvested share-based compensation awards in the form of profit interest units.
(5)Refer to the section entitled “Definitions” for a definition of this measure.

Investment Grade Ratings & Outlook			Latest Report
Fitch	BBB-	Stable	11/22/23
Moody’s	Baa3	Stable	1/22/24
S&P	BBB-	Stable	5/9/24

29	3Q 2024 Supplemental Information Package

COPT Defense Properties
Summary of Outstanding Debt as of 9/30/24
(dollars in thousands)

Unsecured Debt	Stated Rate	Amount Outstanding	Maturity Date		Secured Debt	Stated Rate	Amount Outstanding	Balloon Payment Due Upon Maturity	Maturity Date
Revolving Credit Facility	SOFR+ 0.10%+1.05%	$75,000	Oct-26	(1)(2)	LW Redstone:
					4000 & 4100 Market Street and 8800 Redstone Gateway (2)(3)	SOFR +0.10%+1.55%	$22,250	$22,100	Mar-25	(5)
Senior Unsecured Notes
2.25% due 2026	2.25%	400,000	Mar-26		M Square:
5.25% due 2028	5.25%	345,000	Sep-28	(4)	5825 & 5850 University Research Court (3)	3.82%	37,451	$35,603	Jun-26
2.00% due 2029	2.00%	400,000	Jan-29
2.75% due 2031	2.75%	600,000	Apr-31		5801 University Research Court (2)(3)	SOFR +0.10%+1.45%	10,460	$10,020	Aug-26
2.90% due 2033	2.90%	400,000	Dec-33
Subtotal - Senior Unsecured Notes	2.95%	$2,145,000			Total Secured Debt	5.24%	$70,161

Unsecured Bank Term Loans
2026 Maturity	SOFR+ 0.10%+1.30%	$125,000	Jan-26	(2)(6)
Other Unsecured Debt	0.00%	311	May-26
Total Unsecured Debt	3.25%	$2,345,311

Debt Summary
Total Unsecured Debt	3.25%	$2,345,311
Total Secured Debt	5.24%	70,161
Consolidated Debt	3.31%	$2,415,472

Debt per balance sheet		$2,390,839
Net discounts and deferred financing costs		24,633
Consolidated Debt		2,415,472
COPT Defense’s share of unconsolidated JV gross debt (7)		53,148
Gross debt		$2,468,620
(1)The Company’s $600.0 million Revolving Credit Facility matures in October 2026 and may be extended by two six-month periods at our option.
(2)Pre-payable anytime without penalty.
(3)These properties are owned through consolidated joint ventures.
(4)These notes are due in 2028 unless earlier exchanged, redeemed or repurchased only in the event of certain circumstances and during certain periods defined under the terms of the notes. Upon exchange of the notes, the principal amount of notes exchanged is payable in cash, with the remainder of the exchange obligation, if any, payable in cash, common shares or a combination thereof at our election.
(5)The loan maturity may be extended for two one-year periods, provided certain conditions are met.
(6)The Company’s term loan matures in January 2026 and may be extended by two 12-month periods at our option.
(7)See page 34 for additional disclosure regarding our unconsolidated real estate joint ventures.

30	3Q 2024 Supplemental Information Package

COPT Defense Properties
Summary of Outstanding Debt as of 9/30/24 (continued)

(1)Revolving Credit Facility maturity of $75.0 million is included above in 2027 assuming our exercise of two six-month extension options.
(2)Term loan balance of $125.0 million is included in 2028 assuming our exercise of two 12-month extension options. Also includes $345.0 million principal amount of exchangeable senior notes due in 2028 unless earlier exchanged, redeemed or repurchased only in the event of certain circumstances and during certain periods defined under the terms of the notes.
(3)Includes the effect of interest rate swaps with notional amounts totaling $232.7 million that hedge the risk of changes in interest rates on variable-rate debt.

31	3Q 2024 Supplemental Information Package

COPT Defense Properties
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three Months Ended 9/30/24				As of and for Three Months Ended 9/30/24
Senior Note Covenants (1)	Required			Line of Credit & Term Loan Covenants (1)(2)	Required
Total Debt / Total Assets	< 60%	41.6%		Total Debt / Total Assets	< 60%	37.2%
Secured Debt / Total Assets	< 40%	1.2%		Secured Debt / Total Assets	< 40%	1.5%
Debt Service Coverage	> 1.5x	4.7x		Adjusted EBITDA / Fixed Charges	> 1.5x	4.8x
Unencumbered Assets / Unsecured Debt	> 150%	240.7%		Unsecured Debt / Unencumbered Assets	< 60%	37.2%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	4.9x

Debt Ratios	Page Refer.			Unencumbered Portfolio Analysis
GAAP				# of unencumbered properties		177
Debt per balance sheet	6	$2,390,839		% of total portfolio		88%
Total assets	6	$4,234,302		Unencumbered square feet in-service		20,667
Debt to assets		56.5%		% of total portfolio		85%
Net income	7	$37,397		NOI from unencumbered real estate operations		$102,253
Debt to net income ratio (2)		16.0	x	% of total NOI from real estate operations		97%
Interest expense	7	$20,376		Adjusted EBITDA from unencumbered real estate operations		$95,963
Net income to interest expense ratio (2)		1.8	x	% of total adjusted EBITDA from real estate operations		97%
				Unencumbered adjusted book		$5,766,845
Non-GAAP				% of total adjusted book		97%
Net debt	37	$2,432,567
Adjusted book	37	$5,967,380
Net debt to adjusted book		40.8%
Net debt adj. for fully-leased investment properties	37	$2,344,579
In-place adjusted EBITDA	11	$99,236
Net debt to in-place adjusted EBITDA ratio		6.1	x
Net debt adj. for fully-leased investment properties to in-place adj. EBITDA ratio		5.9	x
Denominator for debt service coverage	36	$19,942
Denominator for fixed charge coverage	36	$20,654
Adjusted EBITDA	11	$99,236
Adjusted EBITDA debt service coverage ratio		5.0	x
Adjusted EBITDA fixed charge coverage ratio		4.8	x
(1)The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

32	3Q 2024 Supplemental Information Package

COPT Defense Properties
Consolidated Real Estate Joint Ventures as of 9/30/24
(dollars and square feet in thousands)

				NOI from Real Estate Operations (1)			Venture Level Debt Outstanding (3)	COPT Defense Nominal Ownership %
Operating Properties	Operational Square Feet	% Occupied	% Leased	Three Months Ended	Nine Months Ended	Total Assets (2)
Suburban Maryland:
M Square Associates, LLC (4 properties)	414	88.8%	95.5%	$1,812	$5,227	$91,351	$47,911	50%
Huntsville, Alabama:
LW Redstone Company, LLC (23 properties)	2,338	95.9%	96.2%	11,413	32,980	621,035	22,250	85%	(4)
Washington, D.C.:
Stevens Place (1 property)	188	61.9%	92.2%	1,319	4,068	130,342	—	95%
Total / Average	2,940	92.8%	95.8%	$14,544	$42,275	$842,728	$70,161

Non-Operating Properties	Estimated Developable Square Feet	Total Assets (2)	Venture Level Debt Outstanding	COPT Defense Nominal Ownership %
Suburban Maryland:
M Square Research Park	348	$5,922	$—	50%
Huntsville, Alabama:
Redstone Gateway (5)	3,400	119,683	—	85%	(3)
Total	3,748	$125,605	$—

(1)Represents NOI from real estate operations of the JV operating properties before allocation to JV partners.
(2)Total assets includes the assets of the consolidated JV plus any outside investment basis.
(3)Excludes debt from us to the JV, which is eliminated in the presentation of our consolidated financial statements.
(4)Our partner receives an annual priority return of 13.5% on its $9.0 million in contributed equity, plus certain fees for leasing and development, and we expect to receive all other distributions from the JV.
(5)Total assets include $83.2 million in notes receivable due from the City of Huntsville (including accrued interest and excluding allowance for credit losses) in connection with infrastructure costs funded by the JV.

33	3Q 2024 Supplemental Information Package

COPT Defense Properties
Unconsolidated Real Estate Joint Ventures as of 9/30/24 (1)
(dollars and square feet in thousands)

Joint venture information
COPT Defense ownership %	10%
COPT Defense’s investment	$36,350	(2)
# of Properties	24
Square Feet	4,295
% Occupied	100%
COPT Defense’s share of ARR	$7,828

Balance sheet information	Total	COPT Defense’s Share (4)
Operating properties, net	$943,209	$94,321
Total assets	$1,041,128	$104,113
Debt (3)	$530,015	$53,002
Total liabilities	$611,178	$61,118

	Three Months Ended		Nine Months Ended
Operating information	Total	COPT Defense’s Share (4)	Total	COPT Defense’s Share (4)
Revenue	$21,819	$2,182	$63,594	$6,360
Operating expenses	(3,377)	(338)	(10,406)	(1,041)
NOI from real estate operations and EBITDAre (5)	18,442	1,844	53,188	5,319
Interest expense	(10,038)	(1,003)	(28,284)	(2,828)
Depreciation and amortization	(8,022)	(756)	(24,497)	(2,311)
Net income	$382	$85	$407	$180

NOI from real estate operations (per above) (5)	$18,442	$1,844	$53,188	$5,319
Straight line rent adjustments	(892)	(89)	(2,081)	(208)
Amortization of acquired above- and below-market rents	(1,899)	(190)	(5,876)	(588)
Cash NOI from real estate operations (5)	$15,651	$1,565	$45,231	$4,523
(1)Includes equity method investments in five JVs that own and operate data center shell properties.
(2)Includes $39.7 million reported in “Investment in unconsolidated real estate joint ventures” and $3.4 million for investments with deficit balances reported in “other liabilities” on our consolidated balance sheet.
(3)Maturities on JV debt range from 2027 (assuming exercise of three one-year extension options) to 2030.
(4)Represents the portion allocable to our ownership interest.
(5)Refer to the section entitled “Definitions” for definitions of these measures.

34	3Q 2024 Supplemental Information Package

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
Net income (loss)	$37,397	$36,407	$33,671	$34,820	$(221,207)	$107,475	$(109,167)
Construction contract and other service revenues	(16,662)	(20,258)	(26,603)	(18,167)	(11,949)	(63,523)	(42,012)
Depreciation and other amortization associated with real estate operations	38,307	38,161	38,351	36,735	37,620	114,819	112,215
Construction contract and other service expenses	16,127	19,612	26,007	17,167	11,493	61,746	40,249
Impairment losses	—	—	—	—	252,797	—	252,797
General and administrative expenses	8,157	8,591	8,378	8,240	7,582	25,126	22,865
Leasing expenses	2,341	2,462	2,187	2,308	2,280	6,990	6,624
Business development expenses and land carry costs	918	979	1,182	797	714	3,079	1,935
Interest expense	20,376	20,617	20,767	20,383	17,798	61,760	50,759
Interest and other income, net	(3,324)	(2,884)	(4,122)	(5,659)	(2,529)	(10,330)	(6,928)
Gain on sales of real estate	—	—	—	—	—	—	(49,392)
Equity in (income) loss of unconsolidated entities	(85)	(26)	(69)	240	68	(180)	21
Unconsolidated real estate JVs NOI allocable to COPT Defense included in equity in income (loss) of unconsolidated entities (1)	1,844	1,735	1,740	1,671	1,675	5,319	4,988
Income tax expense	130	14	168	121	152	312	467
NOI from real estate operations	105,526	105,410	101,657	98,656	96,494	312,593	285,421
Straight line rent adjustments and lease incentive amortization	1,017	4,213	3,632	703	13,262	8,862	6,528
Amortization of acquired above- and below-market rents	64	64	(24)	(121)	(120)	104	(415)
Amortization of intangibles and other assets to property operating expenses	147	146	147	146	147	440	440
Lease termination fees, net	(931)	(880)	(775)	(716)	(748)	(2,586)	(3,028)
Tenant funded landlord assets and lease incentives	(4,415)	(7,318)	(10,439)	(7,548)	(19,383)	(22,172)	(22,834)
Cash NOI adjustments in unconsolidated real estate JVs	(279)	(254)	(263)	(271)	(279)	(796)	(856)
Cash NOI from real estate operations	$101,129	$101,381	$93,935	$90,849	$89,373	$296,445	$265,256

NOI from real estate operations (from above)	$105,526	$105,410	$101,657	$98,656	$96,494	$312,593	$285,421
Non-Same Property NOI from real estate operations	(6,875)	(6,738)	(6,254)	(3,802)	(1,455)	(19,867)	(3,436)
Same Property NOI from real estate operations	98,651	98,672	95,403	94,854	95,039	292,726	281,985
Straight line rent adjustments and lease incentive amortization	1,531	2,501	5,367	3,142	10,154	9,399	3,888
Amortization of acquired above- and below-market rents	(69)	(69)	(69)	(121)	(120)	(207)	(415)
Lease termination fees, net	(931)	(881)	(775)	(717)	(748)	(2,587)	(3,028)
Tenant funded landlord assets and lease incentives	(1,942)	(2,498)	(8,190)	(7,541)	(15,402)	(12,630)	(18,837)
Cash NOI adjustments in unconsolidated real estate JVs	(136)	(111)	(117)	(124)	(130)	(364)	(420)
Same Property Cash NOI from real estate operations	$97,104	$97,614	$91,619	$89,493	$88,793	$286,337	$263,173
(1)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.

35	3Q 2024 Supplemental Information Package

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
Real estate revenues
Lease revenue
Fixed contractual payments	$129,357	$127,363	$126,198	$123,677	$120,408	$382,918	$354,908
Variable lease payments (1)	41,192	38,256	39,235	36,660	34,860	118,683	104,602
Lease revenue	170,549	165,619	165,433	160,337	155,268	501,601	459,510
Other property revenue	2,014	1,466	1,230	1,225	1,339	4,710	3,731
Real estate revenues	$172,563	$167,085	$166,663	$161,562	$156,607	$506,311	$463,241

Provision for credit losses (recoveries) on billed lease revenue	$25	$(24)	$(109)	$498	$13	$(108)	$86

Total revenues	$189,225	$187,343	$193,266	$179,729	$168,556	$569,834	$505,253
Construction contract and other service revenues	(16,662)	(20,258)	(26,603)	(18,167)	(11,949)	(63,523)	(42,012)
Real estate revenues	$172,563	$167,085	$166,663	$161,562	$156,607	$506,311	$463,241

Total interest expense	$20,376	$20,617	$20,767	$20,383	$17,798	$61,760	$50,759
Less: Amortization of deferred financing costs	(671)	(681)	(685)	(681)	(639)	(2,037)	(1,899)
Less: Amortization of net debt discounts, net of amounts capitalized	(1,032)	(1,023)	(1,014)	(1,004)	(750)	(3,069)	(1,990)
COPT Defense’s share of interest expense of unconsolidated real estate JVs, excluding amortization of deferred financing costs and net debt premium and gain or loss on interest rate derivatives	821	808	804	819	805	2,433	2,369
Denominator for interest coverage	19,494	19,721	19,872	19,517	17,214	59,087	49,239
Scheduled principal amortization	448	662	769	763	753	1,879	2,289
Denominator for debt service coverage	19,942	20,383	20,641	20,280	17,967	60,966	51,528
Capitalized interest	712	643	589	1,028	1,487	1,944	3,451
Denominator for fixed charge coverage	$20,654	$21,026	$21,230	$21,308	$19,454	$62,910	$54,979

Dividends on unrestricted common and deferred shares	$33,165	$33,153	$33,143	$31,998	$31,996	$99,461	$95,980
Distributions on unrestricted common units	491	505	500	430	432	1,496	1,295
Dividends and distributions on restricted shares and units	247	238	267	209	200	752	619
Total dividends and distributions for GAAP payout ratio	33,903	33,896	33,910	32,637	32,628	101,709	97,894
Dividends and distributions on antidilutive shares and units	(249)	(241)	(266)	(212)	(202)	(756)	(623)
Dividends and distributions for non-GAAP payout ratios	$33,654	$33,655	$33,644	$32,425	$32,426	$100,953	$97,271
(1)Represents primarily lease revenue associated with property operating expense reimbursements from tenants.

36	3Q 2024 Supplemental Information Package

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23
Total assets	$4,234,302	$4,219,338	$4,232,895	$4,246,966	$4,239,257
Accumulated depreciation	1,502,730	1,468,595	1,434,621	1,400,162	1,367,473
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	227,281	226,739	225,443	228,484	228,334
COPT Defense’s share of liabilities of unconsolidated real estate JVs	61,118	60,922	60,904	60,583	60,762
COPT Defense’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	12,014	11,199	10,364	9,528	8,664
Less: Property - operating lease liabilities	(33,615)	(33,818)	(33,141)	(33,931)	(32,940)
Less: Property - finance lease liabilities	(397)	(403)	(409)	(415)	(420)
Less: Cash and cash equivalents	(34,478)	(100,443)	(123,144)	(167,820)	(204,238)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,575)	(1,278)	(1,159)	(852)	(1,031)
Adjusted book	$5,967,380	$5,850,851	$5,806,374	$5,742,705	$5,665,861

Gross debt (page 30)	$2,468,620	$2,468,901	$2,497,050	$2,497,613	$2,498,274
Less: Cash and cash equivalents	(34,478)	(100,443)	(123,144)	(167,820)	(204,238)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,575)	(1,278)	(1,159)	(852)	(1,031)
Net debt	2,432,567	2,367,180	2,372,747	2,328,941	2,293,005
Costs incurred on fully-leased development properties	(70,954)	(56,646)	(43,034)	(53,914)	(124,038)
Costs incurred on fully-leased operating property acquisitions	(17,034)	—	—	—	—
Net debt adjusted for fully-leased investment properties	$2,344,579	$2,310,534	$2,329,713	$2,275,027	$2,168,967

37	3Q 2024 Supplemental Information Package

COPT Defense Properties
Definitions
Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet, net of lease liabilities associated with property right-of-use assets, and excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs and unconsolidated real estate joint ventures (“JVs”) cash and cash equivalents, liabilities and accumulated depreciation and amortization (of intangibles on property acquisitions and deferred leasing costs) allocable to our ownership interest in the JVs. We use adjusted book for purposes of calculating our net debt to adjusted book, which we believe is a useful supplemental measure for investors to use in further understanding the relationship of our outstanding debt to our assets available to service such debt. We believe that total assets is the most directly comparable GAAP measure to this non-GAAP measure.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income or loss adjusted for the effects of interest expense, depreciation and amortization, gain on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, gain or loss on early extinguishment of debt, loss on interest rate derivatives, net gain or loss on other investments, credit loss expense or recoveries, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements, executive transition costs and certain other expenses that we believe are not relevant to an investor’s evaluation of our ability to repay debt.  Adjusted EBITDA also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe represent costs that are not closely correlated to (or associated with) our operating performance and are not relevant to an investor’s evaluation of our ability to repay debt. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance and ability to repay outstanding debt from operations.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Adjusted EBITDA debt service coverage ratio
This measure divides Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and gains or losses on interest rate derivatives) and scheduled principal amortization on mortgage loans.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income or loss attributable to noncontrolling interests through ownership of preferred units in COPT Defense Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to share-based compensation awards and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of intangibles and other assets included in FFO and NOI, lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the

38	3Q 2024 Supplemental Information Package

COPT Defense Properties
Definitions
acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of reportable segments, Same Property groupings and individual properties.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

COPT Defense’s share of NOI from unconsolidated real estate JVs
Represents the net of revenues and property operating expenses of real estate operations owned through unconsolidated JVs that are allocable to COPT Defense’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO (which includes discontinued operations, if any) is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs (for acquisitions classified as business combinations); gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; executive transition costs associated with named executive officers; and, for periods prior to 10/1/22, demolition costs on redevelopment and nonrecurring improvements and executive transition costs associated with other senior management team members.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income or loss available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares

39	3Q 2024 Supplemental Information Package

COPT Defense Properties
Definitions
that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”)
Defined as net income or loss adjusted for the effects of interest expense, depreciation and amortization, gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, and income taxes. EBITDAre also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Funds from operations (“FFO” or “FFO per Nareit”)
Defined as net income or loss computed using GAAP, excluding gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs (net of associated income tax) and real estate-related depreciation and amortization. FFO also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that we use the National Association of Real Estate Investment Trust’s (“Nareit”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains on sales and impairment losses of real estate (net of associated income tax) and real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Gross debt
Defined as debt reported on our consolidated balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that this measure is useful to investors as it represents our total outstanding debt, including our share of unconsolidated joint venture debt. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) certain events occurring in a three month period to reflect Adjusted EBITDA as if the events occurred at the beginning of such period, including: (a) properties acquired, placed in service or expanded upon subsequent to the commencement of a period made in order to reflect a full period of ownership/operations; (b) properties removed from service or in which we disposed of interests; (c) significant mid-period occupancy changes associated with properties recently placed in service as if such occupancy changes occurred at the beginning of such period; and (2) adjustments to deferred rental revenue associated with changes in our assessment of collectability. The measure also includes adjustments for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that the pro forma adjustments described above are consistent with the requirements for preparation of amounts presented on a pro forma basis in accordance with Article 11 of Regulation S-X. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance and ability to repay outstanding debt from operations, as further adjusted for changes in operating properties subsequent to the commencement of a quarter and for the other items noted above that we believe are not closely correlated with our operating performance and are not relevant to an investor’s evaluation of our ability to repay debt.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We use net debt for purposes of calculating our net debt to adjusted book, which we believe is a useful supplemental measure for investors to use in further understanding the relationship of our outstanding debt to our assets available to service such debt. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt adjusted for fully-leased investment properties
Defined as Net debt less costs incurred on properties under development and on operating property acquisitions that were 100% leased. We believe that this supplemental measure is useful in providing investors the impact to our debt of these fully leased properties that are not yet contributing to our adjusted EBITDA. We believe

40	3Q 2024 Supplemental Information Package

COPT Defense Properties
Definitions
that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt to Adjusted book
Defined as Net debt divided by Adjusted book (defined above).

Net debt to in-place adjusted EBITDA ratio and Net debt adjusted for fully-leased investment properties to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt adjusted for fully-leased investment properties divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues; consolidated property operating expenses; and the net of revenues and property operating expenses of real estate operations owned through unconsolidated real estate JVs that are allocable to COPT Defense’s ownership interest in the JVs. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of reportable segments, Same Property groupings and individual properties.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and gains or losses on interest rate derivatives), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of dividends on common and deferred shares and distributions to holders of interests in the Operating Partnership to the extent they are dilutive in the respective FFO per share numerators divided by (2) the respective non-GAAP measures.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office), (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there) or (5) replacements of significant components of a building after the building has reached the end of its original useful life. Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Same Property NOI from real estate operations and Same Property cash NOI from real estate operations
Defined as NOI, or Cash NOI, from real estate operations of Same Property groupings.  We believe that these are important supplemental measures of Same Property operating performance for the same reasons discussed above for NOI from real estate operations and Cash NOI from real estate operations.

41	3Q 2024 Supplemental Information Package

COPT Defense Properties
Definitions
Other Definitions
Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.
Annualized Rental Revenue (“ARR”) — The monthly contractual base rent as of the reporting date (ignoring free rent then in effect and rent associated with tenant funded landlord assets) multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate JVs, we include the portion of ARR allocable to COPT Defense’s ownership interest. We consider ARR to be a useful measure for analyzing revenue sources because, since it is point-in-time based, it does not contain increases and decreases in revenue associated with periods in which lease terms were not in effect; historical revenue under GAAP does contain such fluctuations. We find the measure particularly useful for leasing, tenant, segment and industry analysis.
Average Escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.
Cash Rent — Includes monthly contractual base rent (ignoring rent abatements and rent associated with tenant funded landlord assets) multiplied by 12, plus estimated annualized expense reimbursements (average for first 12 months of term for new or renewed leases or as of lease expiration for expiring leases). We believe that cash rent is a useful measure for evaluating the rental rates at the time rent payments commence for our leasing activity, including changes in such rates relative to rates that may have been previously in place.
Committed Cost per Square Foot — Includes tenant improvement allowance (excluding tenant funded landlord assets), leasing commissions and estimated turn key costs and excludes lease incentives. We believe this is a useful measure for evaluating our costs associated with obtaining new leases.
Compound Annual Growth Rate — For renewed space, represents the compound annual growth rate between the first year cash rent of the expired lease and the first year cash rent of the renewal lease.
Debt to Net Income Ratio — Represents debt reported on our consolidated balance sheet divided by net income for the three month period that is annualized by multiplying by four. We do not present this ratio for periods with a net loss.
Defense/IT Portfolio — Represents properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions.
Development Properties — Properties under, or contractually committed for, development.
Equity Market Capitalization — Defined as the sum of: (1) the product of the closing price of our common shares on the NYSE and the sum of (a) common shares outstanding and (b) common units outstanding; and (2) the liquidation value of preferred shares and preferred units in our operating partnership.
First Generation Space — Newly-developed or redeveloped space that has never been occupied.
Investment Space Leased — Includes vacant space leased within two years of the shell completion date for development properties or acquisition date for operating property acquisitions.
Net Income to Interest Expense Ratio — Represents net income reported on our consolidated statements of operations divided by interest expense. We do not present this ratio for periods with a net loss.
Net Income Payout Ratio — Defined as (1) the sum of dividends on common and deferred shares and distributions to holders of interests in the Operating Partnership divided by (2) net income. We do not present this ratio for periods with a net loss.
Operational Space — The portion of a property in operations (excludes portion under development or redevelopment).
Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.
Same Property — Operating properties stably owned and 100% operational since at least 1/1/23.
Second Generation Space — Space leased that has been previously occupied.
Straight-line Rent — Includes annual minimum base rents, net of abatements and lease incentives and excluding rent associated with tenant funded landlord assets, on a straight-line basis over the term of the lease, and estimated annual expense reimbursements (as of lease commencement for new or renewed leases or as of lease expiration for expiring leases). We believe that straight-line rent is a useful measures for evaluating the rental rates over the related lease terms for our leasing activity, including changes in such rates relative to rates that may have been previously in place.
Total Market Capitalization — Defined as the sum of: (1) consolidated outstanding debt, excluding discounts, premiums and deferred financing costs; (2) the product of the closing price of our common shares on the NYSE and the sum of (a) common shares outstanding and (b) common units outstanding; and (3) the liquidation value of preferred shares and preferred units in our operating partnership.
Total Portfolio — Operating properties, including ones owned through unconsolidated real estate JVs.
Vacancy Leasing Activity Ratio — Square footage associated with prospective tenants for vacant square feet in service divided by total vacant square feet in service.
Vacant Space Leased — Includes leasing of vacated second-generation space and vacant space leased in development properties and operating property acquisitions after two years from such properties’ shell completion or acquisition date.

42	3Q 2024 Supplemental Information Package

NEWS RELEASE

IR Contacts:
Venkat Kommineni, CFA	Michelle Layne
443.285.5587	443.285.5452
venkat.kommineni@copt.com	michelle.layne@copt.com

COPT Defense Reports Strong Third Quarter 2024 Results
_______________________________________________________________

EPS of $0.32
FFO per Share, as Adjusted for Comparability, of $0.65
1-cent above the Midpoint of Guidance

Increased Midpoint of 2024 FFO per Share Guidance by 1-cent to $2.57
Implies 6.2% FFO per Share Growth for the Year

Defense/IT Portfolio 95.0% Occupied and 96.5% Leased

Same Property Cash NOI Increased 9.4% in 3Q24 and 8.8% Year-to-Date
Raised Midpoint of Same Property Cash NOI Guidance for the Year by 50 Basis Points to 8.5%
_______________________________________________________________

Strong Leasing Volume and Retention YTD
Total Leasing of 829,000 SF in 3Q24 and 2.5 million SF Year-to-Date

123,000 SF in 3Q24 and 387,000 SF Year-to-Date of Vacancy Leasing
Exceeded Annual Target of 400,000 SF, with 4Q24 Progress To-Date

Tenant Retention of 88% in 3Q24 and 84% Year-to-Date
Raised Midpoint of Guidance for the Year by 250 Basis Points to 85%

80,000 SF in 3Q24 and 90,000 SF Year-to-Date of Investment Leasing
_______________________________________________________________

Active on External Growth
Acquired 365-acres in Des Moines, Iowa and 80,000 SF building in San Antonio, Texas
_______________________________________________________________

COLUMBIA, MD (BUSINESS WIRE) October 28, 2024 - COPT Defense Properties (“COPT Defense” or the “Company”) (NYSE: CDP) announced results for the third quarter ended September 30, 2024.

i

Management Comments

Stephen E. Budorick, COPT Defense’s President & Chief Executive Officer, commented, “Our Defense/IT investment strategy, which concentrates our portfolio near priority U.S. defense installations, continued to generate strong results during the third quarter. FFO per share exceeded the midpoint of our guidance range and based on this outperformance, and our forecast for the remainder of the year, we increased the midpoint of 2024 FFO per share guidance by $0.01 to $2.57, which implies over 6% year-over-year growth. This marks our third increase for the year and a total of $0.06 of outperformance compared to the midpoint of our initial guidance. Looking forward, we continue to anticipate compound annual FFO per share growth of at least 4% between 2023 and 2026.

We are exceeding our plan in several areas and raised 2024 guidance on a group of key metrics. We increased the midpoint of 2024 guidance for same property cash NOI growth by 50 basis points to 8.5%, and increased tenant retention by 250 basis points to 85%. Based on our updated guidance, same property cash NOI growth would be the highest level in over a decade, and tenant retention would be the highest level in over two decades.

We are especially excited to announce the acquisition of a 365-acre land parcel near Des Moines, Iowa, which is a significant opportunity for us to expand our data center shell program to a new market. Des Moines, the 5th largest hyperscale market in the country, is home to several of the largest hyperscalers, which are drawn to the market given attractive land values, power availability with abundant access to renewable energy and long-haul fiber lines, and tax incentives enacted by supportive state and local governments. We expect this investment to fuel our development pipeline in the medium to long-term, and result in long-term accretion to FFO, AFFO, and NAV per share. As we build out the parcel in phases, we plan to self-fund development of the site on a leverage-neutral basis.

Additionally, we acquired a vacant office property in San Antonio, then subsequently leased the full building to the U.S. Government. With this transaction, our U.S. Government portfolio, which now includes 35 fully leased buildings and on a pro forma basis as of September 30, 2024, accounts for 36.5% of our annualized rental revenue. This acquisition provides additional operational scale given our nearby campus in San Antonio, will be accretive when rent commences in 2Q25, and reinforces our reputation as a trusted partner in supporting mission critical U.S. Government and defense contractor tenant requirements.”

Financial Highlights

3rd Quarter Financial Results:
>Diluted earnings per share (“EPS”) was $0.32 for the quarter ended September 30, 2024, compared to $(1.94) for the quarter ended September 30, 2023.

>Diluted funds from operations per share (“FFOPS”), as calculated in accordance with Nareit’s definition and as adjusted for comparability, was $0.65 for the quarter ended September 30, 2024, compared to $0.60 for the quarter ended September 30, 2023.

Operating Performance Highlights

Operating Portfolio Summary:
>At September 30, 2024, the Company’s 24.3 million square foot Total Portfolio was 93.1% occupied and 94.8% leased, which includes the 22.2 million square foot Defense/IT Portfolio that was 95.0% occupied and 96.5% leased.

Same Property Performance:
>At September 30, 2024, the Company’s 22.2 million square foot same property portfolio was 93.6% occupied and 95.1% leased.

>The Company’s same property cash NOI increased 9.4% for the three months ended September 30, 2024 compared to the same period in 2023.

Leasing:
>Total Square Feet Leased: For the quarter ended September 30, 2024, the Company leased 829,000 square feet, including 626,000 square feet of renewals, 123,000 square feet of vacancy leasing, and 80,000 square feet of investment leasing. For the nine months ended September 30, 2024, the Company executed 2.5 million square feet of total leasing, including 2.1 million square feet of renewals, 387,000 square feet of vacancy leasing, and 90,000 square feet of investment leasing.

>Tenant Retention Rates: During the quarter ended September 30, 2024, the Company renewed 87.6% of expiring square feet in its Total Portfolio and 89.6% in its Defense/IT Portfolio. During the nine months ended September 30, 2024, the Company renewed 84.3% of expiring square feet in its Total Portfolio and 86.9% in its Defense/IT Portfolio.

>Rent Spreads & Average Escalations on Renewing Leases: For the quarter and nine months ended September 30, 2024, straight-line rents on renewals increased 17.2% and 9.3%, respectively, and cash rents on renewed space increased 4.1% and 0.8%, respectively, while annual escalations on renewing leases averaged 2.6% and 2.4%, respectively.

>Lease Terms: In the quarter ended September 30, 2024, lease terms averaged 4.1 years on renewing leases, 7.1 years on vacancy leasing, and 9.5 years on investment leasing. For the nine months ended September 30, 2024, lease terms averaged 4.0 years on renewing leases, 7.8 years on vacancy leasing, and 9.0 years on investment leasing.

Investment Activity Highlights
>Development Pipeline: The Company’s development pipeline consists of five properties totaling 831,000 square feet that were 79% leased as of September 30, 2024. These projects represent a total estimated investment of $335.4 million, of which $108.1 million has been spent.

>Acquisitions:
During the quarter, the Company acquired:
>A 365-acre land parcel near Des Moines, Iowa for $32 million that we plan to develop into approximately 3.3 million square feet of data center shell space.
>An 80,000 square foot Class A office building at 3900 Rogers Road in San Antonio, Texas for $17 million. The building was vacant upon acquisition, and the Company subsequently executed two leases with the U.S. Government to occupy the entire building.
>Please see the Company’s acquisition press release dated October 28, 2024 and pages 8-22 of the Company’s 3Q24 Results Presentation (refer to the ‘Associated Supplemental Presentation’ section below).

Balance Sheet and Capital Transaction Highlights
>For the quarter ended September 30, 2024, the Company’s adjusted EBITDA fixed charge coverage ratio was 4.8x.

>At September 30, 2024, the Company’s net debt to in-place adjusted EBITDA ratio was 6.1x and its net debt adjusted for fully-leased investment properties to in-place adjusted EBITDA ratio was 5.9x.

>At September 30, 2024, and including the effect of interest rate swaps, the Company’s weighted average effective interest rate on its consolidated debt portfolio was 3.3% with a weighted average maturity of 5 years, and 100% of the Company’s debt was subject to fixed interest rates.

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its third quarter 2024 conference call; the presentation can be viewed and downloaded from the ‘Financial Info – Financial Results’ section of COPT Defense’s Investors website: https://investors.copt.com/financial-information/financial-results

2024 Guidance
Management is revising its full-year guidance for diluted EPS and diluted FFOPS, per Nareit and as adjusted for comparability, from the prior range of $1.22-$1.26, and $2.54-$2.58, respectively, to new ranges of $1.24-$1.26, and $2.56-$2.58, respectively. Management is establishing fourth quarter guidance for diluted EPS and diluted FFOPS per Nareit and as adjusted for comparability at $0.31-$0.33 and $0.64-$0.66, respectively. Reconciliations of projected diluted EPS to projected diluted FFOPS, in accordance with Nareit and as adjusted for comparability are as follows:

Reconciliation of Diluted EPS to FFOPS, per Nareit, and As Adjusted for Comparability	Quarter Ending December 31, 2024		Year Ending December 31, 2024
	Low	High	Low	High
Diluted EPS	$0.31	$0.33	$1.24	$1.26
Real estate-related depreciation and amortization	0.33	0.33	1.32	1.32
Diluted FFOPS, Nareit definition and as adjusted for comparability	$0.64	$0.66	$2.56	$2.58

Conference Call Information
Management will discuss third quarter 2024 results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date: Tuesday, October 29, 2024
Time: 12:00 p.m. Eastern Time

Participants must register for the conference call at the link below to receive the dial-in number and personal pin. Registering only takes a few moments and provides direct access to the conference call without waiting for an operator. You may register at any time, including up to and after the call start time:
https://register.vevent.com/register/BI9796486f46f6424aa012b44d48ca9ae6

The conference call will also be available via live webcast in the ‘News & Events – IR Calendar’ section of COPT Defense’s Investors website: https://investors.copt.com/news-events/ir-calendar

Replay Information
A replay of the conference call will be immediately available via webcast only on COPT Defense’s Investors website and will be maintained on the website for approximately 90 days after the conference call.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

About COPT Defense
COPT Defense, an S&P MidCap 400 Company, is a self-managed REIT focused on owning, operating and developing properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions (referred to as its Defense/IT Portfolio). The Company’s tenants include the USG and their defense contractors, who are primarily engaged in priority national security activities, and who generally require mission-critical and high security property enhancements. As of September 30, 2024, the Company’s Defense/IT Portfolio of 194 properties, including 24 owned through unconsolidated joint ventures, encompassed 22.2 million square feet and was 96.5% leased.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

v

COPT Defense Properties
Summary Financial Data
(unaudited)
(dollars and shares in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Lease revenue	$170,549	$155,268	$501,601	$459,510
Other property revenue	2,014	1,339	4,710	3,731
Construction contract and other service revenues	16,662	11,949	63,523	42,012
Total revenues	189,225	168,556	569,834	505,253
Operating expenses
Property operating expenses	68,881	61,788	199,037	182,808
Depreciation and amortization associated with real estate operations	38,307	37,620	114,819	112,215
Construction contract and other service expenses	16,127	11,493	61,746	40,249
Impairment losses	—	252,797	—	252,797
General and administrative expenses	8,157	7,582	25,126	22,865
Leasing expenses	2,341	2,280	6,990	6,624
Business development expenses and land carry costs	918	714	3,079	1,935
Total operating expenses	134,731	374,274	410,797	619,493
Interest expense	(20,376)	(17,798)	(61,760)	(50,759)
Interest and other income, net	3,324	2,529	10,330	6,928
Gain on sales of real estate	—	—	—	49,392
Income (loss) before equity in income (loss) of unconsolidated entities and income taxes	37,442	(220,987)	107,607	(108,679)
Equity in income (loss) of unconsolidated entities	85	(68)	180	(21)
Income tax expense	(130)	(152)	(312)	(467)
Net income (loss)	37,397	(221,207)	107,475	(109,167)
Net (income) loss attributable to noncontrolling interests:
Common units in the Operating Partnership (“OP”)	(711)	3,691	(2,013)	1,882
Other consolidated entities	(601)	1,329	(1,654)	164
Net income (loss) attributable to common shareholders	$36,085	$(216,187)	$103,808	$(107,121)

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income (loss) attributable to common shareholders	$36,085	$(216,187)	$103,808	$(107,121)
Amount allocable to share-based compensation awards	(104)	(992)	(319)	(1,093)
Numerator for diluted EPS	$35,981	$(217,179)	$103,489	$(108,214)
Denominator:
Weighted average common shares - basic	112,314	112,196	112,279	112,170
Dilutive effect of share-based compensation awards	696	—	566	—
Weighted average common shares - diluted	113,010	112,196	112,845	112,170
Diluted EPS	$0.32	$(1.94)	$0.92	$(0.96)

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss)	$37,397	$(221,207)	$107,475	$(109,167)
Real estate-related depreciation and amortization	38,307	37,620	114,819	112,215
Impairment losses on real estate	—	252,797	—	252,797
Gain on sales of real estate	—	—	—	(49,392)
Depreciation and amortization on unconsolidated real estate JVs	756	806	2,311	2,412
Funds from operations (“FFO”)	76,460	70,016	224,605	208,865
FFO allocable to other noncontrolling interests	(985)	(1,059)	(2,805)	(3,006)
Basic FFO allocable to share-based compensation awards	(617)	(481)	(1,803)	(1,427)
Basic FFO available to common share and common unit holders (“Basic FFO”)	74,858	68,476	219,997	204,432
Redeemable noncontrolling interests	—	—	1,446	(58)
Diluted FFO adjustments allocable to share-based compensation awards	47	36	141	112
Diluted FFO available to common share and common unit holders (“Diluted FFO”)	74,905	68,512	221,584	204,486
Executive transition costs	69	82	227	330
Diluted FFO comparability adjustments allocable to share-based compensation awards	—	(1)	(1)	(3)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	74,974	68,593	221,810	204,813
Straight line rent adjustments and lease incentive amortization	613	12,882	7,874	6,205
Amortization of intangibles and other assets included in net operating income (“NOI”)	211	26	544	24
Share-based compensation, net of amounts capitalized	2,617	2,280	7,826	6,226
Amortization of deferred financing costs	671	639	2,037	1,899
Amortization of net debt discounts, net of amounts capitalized	1,032	750	3,069	1,990
Replacement capital expenditures	(27,824)	(21,122)	(69,850)	(71,996)
Other	298	74	493	(420)
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$52,592	$64,122	$173,803	$148,741
Diluted FFO per share	$0.65	$0.60	$1.92	$1.79
Diluted FFO per share, as adjusted for comparability	$0.65	$0.60	$1.92	$1.79
Dividends/distributions per common share/unit	$0.295	$0.285	$0.885	$0.855

COPT Defense Properties
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	September 30, 2024	December 31, 2023
Balance Sheet Data
Properties, net of accumulated depreciation	$3,604,688	$3,503,678
Total assets	$4,234,302	$4,246,966
Debt per balance sheet	$2,390,839	$2,416,287
Total liabilities	$2,679,271	$2,699,631
Redeemable noncontrolling interests	$22,436	$23,580
Total equity	$1,532,595	$1,523,755
Debt to assets	56.5%	56.9%
Net debt to adjusted book	40.8%	40.6%

Defense/IT Portfolio Data (as of period end)
Number of operating properties	194	190
Total operational square feet (in thousands)	22,174	21,719
% Occupied	95.0%	96.2%
% Leased	96.5%	97.2%

For the Three Months Ended September 30,	For the Nine Months Ended September 30,
2024	2023	2024	2023
GAAP
Payout ratio:
Net income	90.7%	N/A	94.6%	N/A
Debt ratios:
Net income to interest expense ratio	1.8	x	N/A	1.7	x	N/A
Debt to net income ratio	16.0	x	N/A	N/A	N/A
Non-GAAP
Payout ratios:
Diluted FFO	44.9%	47.3%	45.6%	47.6%
Diluted FFO, as adjusted for comparability	44.9%	47.3%	45.5%	47.5%
Diluted AFFO	64.0%	50.6%	58.1%	65.4%
Debt ratios:
Adjusted EBITDA fixed charge coverage ratio	4.8	x	4.6	x	4.7	x	4.9	x
Net debt to in-place adjusted EBITDA ratio	6.1	x	6.2	x	N/A	N/A
Net debt adj. for fully-leased investment properties to in-place adj. EBITDA ratio	5.9	x	5.9	x	N/A	N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	113,010	112,196	112,845	112,170
Weighted average common units	1,696	1,520	1,675	1,508
Dilutive effect of additional share-based compensation awards	—	429	—	422
Redeemable noncontrolling interests	—	—	873	51
Denominator for diluted FFO per share and as adjusted for comparability	114,706	114,145	115,393	114,151

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Numerators for Payout Ratios
Dividends on unrestricted common and deferred shares	$33,165	$31,996	$99,461	$95,980
Distributions on unrestricted common units	491	432	1,496	1,295
Dividends and distributions on restricted shares and units	247	200	752	619
Total dividends and distributions for GAAP payout ratio	33,903	32,628	101,709	97,894
Dividends and distributions on antidilutive shares and units	(249)	(202)	(756)	(623)
Dividends and distributions for non-GAAP payout ratios	$33,654	$32,426	$100,953	$97,271

Reconciliation of net income (loss) to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA and in-place adjusted EBITDA
Net income (loss)	$37,397	$(221,207)	$107,475	$(109,167)
Interest expense	20,376	17,798	61,760	50,759
Income tax expense	130	152	312	467
Real estate-related depreciation and amortization	38,307	37,620	114,819	112,215
Other depreciation and amortization	614	615	1,786	1,826
Impairment losses on real estate	—	252,797	—	252,797
Gain on sales of real estate	—	—	—	(49,392)
Adjustments from unconsolidated real estate JVs	1,759	1,743	5,139	5,006
EBITDAre	98,583	89,518	291,291	264,511
Credit loss expense	38	372	496	677
Business development expenses	557	313	1,790	948
Executive transition costs	69	82	580	636
Net gain on other investments	(11)	(25)	(488)	(25)
Adjusted EBITDA	99,236	90,260	$293,669	$266,747
Pro forma NOI adjustment for property changes within period	—	1,647
In-place adjusted EBITDA	$99,236	$91,907

Reconciliations of tenant improvements and incentives, building improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$18,772	$14,457	$46,593	$67,062
Building improvements	6,694	6,307	17,352	11,214
Leasing costs	3,013	1,902	9,713	7,194
Net additions to (exclusions from) tenant improvements and incentives	728	(813)	4	(11,981)
Excluded building improvements and leasing costs	(1,383)	(731)	(3,812)	(1,493)
Replacement capital expenditures	$27,824	$21,122	$69,850	$71,996

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of interest expense to the denominator for fixed charge coverage-Adjusted EBITDA
Interest expense	$20,376	$17,798	$61,760	$50,759
Less: Amortization of deferred financing costs	(671)	(639)	(2,037)	(1,899)
Less: Amortization of net debt discounts, net of amounts capitalized	(1,032)	(750)	(3,069)	(1,990)
COPT Defense’s share of interest expense of unconsolidated real estate JVs, excluding amortization of deferred financing costs and net debt premium and gain or loss on interest rate derivatives	821	805	2,433	2,369
Scheduled principal amortization	448	753	1,879	2,289
Capitalized interest	712	1,487	1,944	3,451
Denominator for fixed charge coverage-Adjusted EBITDA	$20,654	$19,454	$62,910	$54,979

Reconciliation of net income (loss) to NOI from real estate operations, same property NOI from real estate operations and same property cash NOI from real estate operations
Net income (loss)	$37,397	$(221,207)	$107,475	$(109,167)
Construction contract and other service revenues	(16,662)	(11,949)	(63,523)	(42,012)
Depreciation and other amortization associated with real estate operations	38,307	37,620	114,819	112,215
Construction contract and other service expenses	16,127	11,493	61,746	40,249
Impairment losses	—	252,797	—	252,797
General and administrative expenses	8,157	7,582	25,126	22,865
Leasing expenses	2,341	2,280	6,990	6,624
Business development expenses and land carry costs	918	714	3,079	1,935
Interest expense	20,376	17,798	61,760	50,759
Interest and other income, net	(3,324)	(2,529)	(10,330)	(6,928)
Gain on sales of real estate	—	—	—	(49,392)
Equity in (income) loss of unconsolidated entities	(85)	68	(180)	21
Unconsolidated real estate JVs NOI allocable to COPT Defense included in equity in income (loss) of unconsolidated entities	1,844	1,675	5,319	4,988
Income tax expense	130	152	312	467
NOI from real estate operations	105,526	96,494	312,593	285,421
Non-Same Property NOI from real estate operations	(6,875)	(1,455)	(19,867)	(3,436)
Same Property NOI from real estate operations	98,651	95,039	292,726	281,985
Straight line rent adjustments and lease incentive amortization	1,531	10,154	9,399	3,888
Amortization of acquired above- and below-market rents	(69)	(120)	(207)	(415)
Lease termination fees, net	(931)	(748)	(2,587)	(3,028)
Tenant funded landlord assets and lease incentives	(1,942)	(15,402)	(12,630)	(18,837)
Cash NOI adjustments in unconsolidated real estate JVs	(136)	(130)	(364)	(420)
Same Property Cash NOI from real estate operations	$97,104	$88,793	$286,337	$263,173

x

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	September 30, 2024	December 31, 2023
Reconciliation of total assets to adjusted book
Total assets	$4,234,302	$4,246,966
Accumulated depreciation	1,502,730	1,400,162
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	227,281	228,484
COPT Defense’s share of liabilities of unconsolidated real estate JVs	61,118	60,583
COPT Defense’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	12,014	9,528
Less: Property - operating lease liabilities	(33,615)	(33,931)
Less: Property - finance lease liabilities	(397)	(415)
Less: Cash and cash equivalents	(34,478)	(167,820)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,575)	(852)
Adjusted book	$5,967,380	$5,742,705

	September 30, 2024	December 31, 2023	September 30, 2023
Reconciliation of debt to net debt and net debt adjusted for fully-leased investment properties
Debt per balance sheet	$2,390,839	$2,416,287	$2,415,783
Net discounts and deferred financing costs	24,633	28,713	29,980
COPT Defense’s share of unconsolidated JV gross debt	53,148	52,613	52,511
Gross debt	2,468,620	2,497,613	2,498,274
Less: Cash and cash equivalents	(34,478)	(167,820)	(204,238)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,575)	(852)	(1,031)
Net debt	2,432,567	2,328,941	2,293,005
Costs incurred on fully-leased development properties	(70,954)	(53,914)	(124,038)
Costs incurred on fully-leased operating property acquisitions	(17,034)	—	—
Net debt adjusted for fully-leased investment properties	$2,344,579	$2,275,027	$2,168,967

INVESTOR RELATIONS

For help with questions about the Company, or for additional corporate information, please contact:

Venkat Kommineni, CFA
Vice President, Investor Relations

Michelle Layne
Manager, Investor Relations

COPT Defense Properties
6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone: 443.285.5400
Facsimile: 443.285.7650
Email: ir@copt.com

CDP
LISTED
NYSE

COPT DEFENSE
PROPERTIES